Eaton Vance

Municipal Income Funds

Annual Report

September 30, 2013

AMT-Free    •    National

Commodity Futures Trading Commission Registration. Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swap agreements) or markets itself as providing investment exposure to such instruments. Each Fund has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act and is not subject to the CFTC regulation. Because of its management of other strategies, each Fund’s adviser is registered with the CFTC as a commodity pool operator.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

This report must be preceded or accompanied by a current summary prospectus or prospectus. Before investing, investors should consider carefully the investment objective, risks, and charges and expenses of a mutual fund. This and other important information is contained in the summary prospectus and prospectus, which can be obtained from a financial advisor. Prospective investors should read the prospectus carefully before investing. For further information, please call 1-800-262-1122.

Annual Report September 30, 2013

Eaton Vance

Municipal Income Funds

Table of Contents

Management’s Discussion of Fund Performance	2

Performance and Fund Profile

AMT-Free Municipal Income Fund	4
National Municipal Income Fund	6

Endnotes and Additional Disclosures	8

Fund Expenses	9

Financial Statements	11

Report of Independent Registered Public Accounting Firm	46

Federal Tax Information	48

Board of Trustees’ Contract Approval	49

Management and Organization	52

Important Notices	54

Eaton Vance

Municipal Income Funds

September 30, 2013

Management’s Discussion of Fund Performance1

Economic and Market Conditions

During the first seven months of the fiscal year ended September 30, 2013, interest rates declined to historic lows, driven by highly accommodative monetary policies instituted by central banks around the world. In December 2012, the U.S. Federal Reserve (the Fed) replaced Operation Twist, the central bank’s swapping of its short-term holdings for long-term Treasury bonds, with outright purchases of $45 billion of Treasuries each month. This was in addition to the monthly purchase of approximately $40 billion of agency mortgage-backed securities that it had begun just a few months before. These actions combined to put extraordinary downward pressure on yields, driving investors to look for other sources of income. One beneficiary was the municipal bond market, which rallied during the first seven months of the period in response to strong investor demand.

In late May 2013, however, Fed Chairman Ben Bernanke surprised the markets by indicating that the Fed’s $85 billion in monthly asset purchases, known collectively as quantitative easing (QE), could be tapered sooner than most investors had expected. The negative effect on the bond market was swift and dramatic. Investors rushed to sell fixed-income assets in anticipation of rising interest rates, causing nearly every fixed-income asset class to decline dramatically in value.

Historic outflows had a particularly significant effect on the municipal bond market because, unlike other domestic fixed-income asset classes, the municipal market is primarily retail based and is generally impacted more by the actions of small individual investors than other fixed-income asset classes. Even after the Fed tried to temper its comments and calm the markets, moderating the outflows in other fixed-income classes, heavy selling in municipals continued through August 2013. The selling abated in September 2013, after the Fed surprised the markets again by postponing its tapering of QE that many investors had thought was imminent. The Funds’ primary benchmark, the Barclays Municipal Bond Index2 (the Index) — unmanaged index of municipal bonds traded in the United States — declined 2.21% for the one-year period, while the Barclays Long (22+) Year Municipal Bond Index lost 5.06%.

During the period, additional pressure on the municipal market came from the city of Detroit’s bankruptcy filing on July 18, 2013 and heightened attention to Puerto Rico’s fiscal woes throughout September 2013. Although Detroit’s bankruptcy was not a surprise, because the city’s fiscal problems had been well-documented for many years, the bankruptcy’s negative headlines injected additional fear into the municipal bond market. That fear, combined with Puerto Rico’s well-publicized fiscal challenges, drove both institutional and retail investors to sell Puerto Rico bonds, exerting additional downward pressure on the market value of the bonds in late August and September 2013 as the Funds’ fiscal year was ending.

Fund Performance

For the fiscal year ended September 30, 2013, AMT-Free Municipal Income Fund and National Municipal Income Fund Class A shares at net asset value (NAV) both underperformed the -2.21% return of the Index.

The Funds’ overall strategy is to invest normally in higher-quality bonds (rated A7 or higher) with maturities of 10 years or more in order to capture their typically higher yields and a greater income stream.

Management hedges to various degrees against the greater potential risk of volatility at the long end of the yield curve by using Treasury futures and/or interest-rate swaps in seeking to mitigate risk. As a risk management tactic within the Funds’ overall strategy, interest-rate hedging is intended to moderate performance on both the upside and the downside of the market. During this period of negative performance by municipal bonds, the Funds’ hedging through Treasury futures mitigated some of the downside and, thus, added to the Funds’ performance relative to the Index.

The Funds’ overweighting in bonds with maturities of 20 years or more detracted from performance versus the Index, as longer-duration8 issues performed poorly in a rising rate environment. Similarly, an overweighting and security selection in zero coupon bonds hurt relative results versus the Index of both funds, as zero-coupon bonds are the longest-duration coupon structure.

Leveraged6 investments hurt performance versus the Index as well. In managing the Funds, management holds leveraged investments to seek to enhance the Funds’ tax-exempt income. The use of leveraged investments has the effect of achieving additional exposure to the municipal market and magnifies a fund’s exposure to its underlying investments in both up and down markets. As a result, during this period of negative performance by municipal bonds, leveraged investments detracted from performance versus the Index.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

2

Eaton Vance

Municipal Income Funds

September 30, 2013

Management’s Discussion of Fund Performance1 — continued

Fund-specific Results

Eaton Vance AMT-Free Municipal Income Fund Class A shares at NAV returned -5.75%, underperforming the -2.21% return of the Index. As noted above, the chief detractors from results relative to the Index included leveraged investments, an overweighting and security selection in zero-coupon bonds and an overweighting in bonds with 20 or more years remaining to maturity. In contrast, the Fund’s hedging strategy and an underweighting in Puerto Rico bonds aided performance versus the Index. And although lower-rated bonds in general did poorly over the period, strong security section in BBB bonds, combined with an overweighting in bonds of that credit rating, allowed the Fund’s BBB holdings to outperform those of the Index and contribute to performance versus the Index.

Eaton Vance National Municipal Income Fund Class A shares at NAV returned -5.77%, underperforming the -2.21% return of the Index. An overweighting and security selection in Puerto Rico bonds held back performance relative to the Index, as did leveraged investments, an overweighting and security selection in zero-coupon bonds, and an overweighting in bonds with maturities of 20 years or more. Key contributors to results versus the Index included security selection in industrial development revenue bonds and the Fund’s hedging strategy. Performance versus the Index was also helped by a relative overweighting in noninvestment-grade bonds, because their higher coupon rates helped offset some of their price declines during the period.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

3

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Performance2,3

Portfolio Manager Cynthia J. Clemson

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	One Year	Five Years	Ten Years
Class A at NAV	01/06/1998	03/16/1978	–5.75%	6.06%	3.58%
Class A with 4.75% Maximum Sales Charge	—	—	–10.24	5.03	3.07
Class B at NAV	01/14/1998	03/16/1978	–6.42	5.28	2.83
Class B with 5% Maximum Sales Charge	—	—	–10.93	4.95	2.83
Class C at NAV	05/02/2006	03/16/1978	–6.51	5.26	2.83
Class C with 1% Maximum Sales Charge	—	—	–7.42	5.26	2.83
Class I at NAV	03/16/1978	03/16/1978	–5.46	6.32	3.84
Barclays Municipal Bond Index	—	—	–2.21%	5.98%	4.39%
Barclays Long (22+) Year Municipal Bond Index	—	—	–5.06	7.24	4.82

% Total Annual Operating Expense Ratios[4]		Class A	Class B	Class C	Class I
Gross		0.95%	1.70%	1.70%	0.70%
Net		0.84	1.59	1.59	0.59

% Distribution Rates/Yields[5]		Class A	Class B	Class C	Class I
Distribution Rate		4.59%	3.86%	3.87%	4.84%
Taxable-Equivalent Distribution Rate		8.11	6.82	6.84	8.55
SEC 30-day Yield		3.66	3.11	3.11	4.09
Taxable-Equivalent SEC 30-day Yield		6.47	5.49	5.49	7.23

% Total Leverage[6]
Residual Interest Bond (RIB)					12.72%

Growth of $10,000

This graph shows the change in value of a hypothetical investment of $10,000 in Class A of the Fund for the period indicated. For comparison, the same investment is shown in the indicated index.

Growth of Investment	Amount Invested	Period Beginning	At NAV	With Maximum Sales Charge
Class B	$ 10,000	09/30/2003	$ 13,217	N.A.
Class C	$ 10,000	09/30/2003	$ 13,216	N.A.
Class I	$250,000	09/30/2003	$364,491	N.A.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

4

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Fund Profile

The above chart includes the ratings of securities held by special purpose vehicles established in connection with the RIB financing.6 Absent such securities, credit quality (% of total investments) is as follows:7

AAA	18.5%	BB	1.7%
AA	36.5	B	0.3
A	27.1	Not Rated	4.3
BBB	11.6

See Endnotes and Additional Disclosures in this report.

5

Eaton Vance

National Municipal Income Fund

September 30, 2013

Performance2,3

Portfolio Managers Thomas M. Metzold, CFA and Craig R. Brandon, CFA

% Average Annual Total Returns	Class Inception Date	Performance Inception Date	One Year	Five Years	Ten Years
Class A at NAV	04/05/1994	12/19/1985	–5.77%	5.82%	3.63%
Class A with 4.75% Maximum Sales Charge	—	—	–10.25	4.80	3.12
Class B at NAV	12/19/1985	12/19/1985	–6.47	5.03	2.89
Class B with 5% Maximum Sales Charge	—	—	–10.96	4.70	2.89
Class C at NAV	12/03/1993	12/19/1985	–6.47	5.03	2.87
Class C with 1% Maximum Sales Charge	—	—	–7.37	5.03	2.87
Class I at NAV	07/01/1999	12/19/1985	–5.43	6.10	3.89
Barclays Municipal Bond Index	—	—	–2.21%	5.98%	4.39%
Barclays Long (22+) Year Municipal Bond Index	—	—	–5.06	7.24	4.82

% Total Annual Operating Expense Ratios[4]		Class A	Class B	Class C	Class I
Gross		0.78%	1.53%	1.53%	0.53%
Net		0.67	1.42	1.42	0.42

% Distribution Rates/Yields[5]		Class A	Class B	Class C	Class I
Distribution Rate		5.33%	4.61%	4.61%	5.57%
Taxable-Equivalent Distribution Rate		9.42	8.14	8.14	9.84
SEC 30-day Yield		4.70	4.21	4.21	5.18
Taxable-Equivalent SEC 30-day Yield		8.30	7.44	7.44	9.15

% Total Leverage[6]
RIB					13.79%

Growth of $10,000

This graph shows the change in value of a hypothetical investment of $10,000 in Class A of the Fund for the period indicated. For comparison, the same investment is shown in the indicated index.

Growth of Investment	Amount Invested	Period Beginning	At NAV	With Maximum Sales Charge
Class B	$ 10,000	09/30/2003	$ 13,299	N.A.
Class C	$ 10,000	09/30/2003	$ 13,268	N.A.
Class I	$250,000	09/30/2003	$366,229	N.A.

See Endnotes and Additional Disclosures in this report.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value (NAV) or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance less than one year is cumulative. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than quoted. Returns are before taxes unless otherwise noted. For performance as of the most recent month end, please refer to www.eatonvance.com.

6

Eaton Vance

National Municipal Income Fund

September 30, 2013

Fund Profile

The above chart includes the ratings of securities held by special purpose vehicles established in connection with the RIB financing.6 Absent such securities, credit quality (% of total investments) is as follows:7

AAA	7.9%	BB	1.4%
AA	39.7	B	2.1
A	36.6	CCC	0.4
BBB	10.3	Not Rated	1.6

See Endnotes and Additional Disclosures in this report.

7

Eaton Vance

Municipal Income Funds

September 30, 2013

Endnotes and Additional Disclosures

1

The views expressed in this report are those of the portfolio manager(s) and are current only through the date stated at the top of this page. These views are subject to change at any time based upon market or other conditions, and Eaton Vance and the Fund(s) disclaim any responsibility to update such views. These views may not be relied upon as investment advice and, because investment decisions are based on many factors, may not be relied upon as an indication of trading intent on behalf of any Eaton Vance fund. This commentary may contain statements that are not historical facts, referred to as “forward looking statements”. The Fund’s actual future results may differ significantly from those stated in any forward looking statement, depending on factors such as changes in securities or financial markets or general economic conditions, the volume of sales and purchases of Fund shares, the continuation of investment advisory, administrative and service contracts, and other risks discussed from time to time in the Fund’s filings with the Securities and Exchange Commission.

2

Barclays Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. Barclays Long (22+) Year Municipal Bond Index is an unmanaged index of municipal bonds traded in the U.S. with maturities of 22 years or more. Unless otherwise stated, index returns do not reflect the effect of any applicable sales charges, commissions, expenses, taxes or leverage, as applicable. It is not possible to invest directly in an index.

3

Total Returns at NAV do not include applicable sales charges. If sales charges were deducted, the returns would be lower. Total Returns shown with maximum sales charge reflect the stated maximum sales charge. Unless otherwise stated, performance does not reflect the deduction of taxes on Fund distributions or redemptions of Fund shares.

Performance prior to the inception date of a class may be linked to the performance of an older class of the Fund. This linked performance is adjusted for any applicable sales charge, but is not adjusted for class expense differences. If adjusted for such differences, the performance would be different. Performance presented in the financial highlights included in the financial statements is not linked. In the performance table, the performance of Class C is linked to Class B. Performance since inception for an index, if presented, is the performance since the Fund’s or oldest share class’ inception, as applicable.

4

Total annual operating expense ratios are as stated in the Fund’s most recent prospectus. Net expense ratio excludes interest expense relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with residual interest bond transactions by the Fund. The Fund also records offsetting interest income in an amount equal to this expense relating to the municipal obligations underlying such transactions and, as a result, net asset value and performance have not been affected by this expense.

5

The Distribution Rate is based on the Fund’s last regular distribution per share in the period (annualized) divided by the Fund’s NAV at the end of the period. The Fund’s distributions may be composed of ordinary income, tax-exempt income, net realized capital gains and return of capital. The Fund’s distributions are determined by the investment adviser based on its current assessment of the Fund’s long-term return potential. As portfolio and market conditions change, the rate of distributions paid by the Fund could change. Taxable-equivalent performance is based on the highest combined federal and state income tax rates, where applicable. Lower tax rates would result in lower tax-equivalent performance. Actual tax rates will vary depending on your income, exemptions and deductions. Rates do not include local taxes. SEC Yield is a standardized measure based on the estimated yield to maturity of a fund’s investments over a 30-day period and is based on the maximum offer price at the date specified. The SEC Yield is not based on the distributions made by the Fund, which may differ.

6

Fund employs RIB financing. The leverage created by RIB investments provides an opportunity for increased income but, at the same time, creates special risks (including the likelihood of greater volatility of NAV). The cost of leverage rises and falls with changes in short-term interest rates. See “Floating Rate Notes Issued in Conjunction with Securities Held” in the notes to the financial statements for more information about RIB financing. RIB leverage represents the amount of Floating Rate Notes outstanding at period end as a percentage of Fund net assets plus Floating Rate Notes.

7

Ratings are based on Moody’s, S&P or Fitch, as applicable. Ratings, which are subject to change, apply to the creditworthiness of the issuers of the underlying securities and not to the Fund or its shares. Credit ratings measure the quality of a bond based on the issuer’s creditworthiness, with ratings ranging from AAA, being the highest, to D, being the lowest based on S&P’s measures. Ratings of BBB or higher by Standard and Poor’s or Fitch (Baa or higher by Moody’s) are considered to be investment grade quality. Credit ratings are based largely on the rating agency’s analysis at the time of rating. The rating assigned to any particular security is not necessarily a reflection of the issuer’s current financial condition and does not necessarily reflect its assessment of the volatility of a security’s market value or of the liquidity of an investment in the security. If securities are rated differently by the rating agencies, the higher rating is applied. Holdings designated as “Not Rated” are not rated by the national rating agencies stated above.

8

Duration is a measure of the expected change in price of a bond — in percentage terms — given a one percent change in interest rates, all else being constant. Securities with lower durations tend to be less sensitive to interest-rate changes.

Fund profile subject to change due to active management.

Important Notice to Shareholders

Effective August 1, 2013, Craig Brandon was added as co-portfolio manager of National Municipal Income Fund. He is a Vice President of Eaton Vance and BMR and also manages other Eaton Vance portfolios.

8

Eaton Vance

Municipal Income Funds

September 30, 2013

Fund Expenses

Example:  As a Fund shareholder, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution and/or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of Fund investing and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (April 1, 2013 – September 30, 2013).

Actual Expenses:  The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes:  The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual Fund return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would be higher.

Eaton Vance AMT-Free Municipal Income Fund

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$929.50	$4.64	0.96%
Class B	$1,000.00	$926.50	$8.26	1.71%
Class C	$1,000.00	$925.50	$8.25	1.71%
Class I	$1,000.00	$930.70	$3.44	0.71%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.30	$4.86	0.96%
Class B	$1,000.00	$1,016.50	$8.64	1.71%
Class C	$1,000.00	$1,016.50	$8.64	1.71%
Class I	$1,000.00	$1,021.50	$3.60	0.71%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

9

Eaton Vance

Municipal Income Funds

September 30, 2013

Fund Expenses — continued

Eaton Vance National Municipal Income Fund

	Beginning Account Value (4/1/13)	Ending Account Value (9/30/13)	Expenses Paid During Period* (4/1/13 – 9/30/13)	Annualized Expense Ratio

Actual
Class A	$1,000.00	$918.10	$3.85	0.80%
Class B	$1,000.00	$914.70	$7.44	1.55%
Class C	$1,000.00	$914.70	$7.44	1.55%
Class I	$1,000.00	$919.40	$2.65	0.55%

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,021.10	$4.05	0.80%
Class B	$1,000.00	$1,017.30	$7.84	1.55%
Class C	$1,000.00	$1,017.30	$7.84	1.55%
Class I	$1,000.00	$1,022.30	$2.79	0.55%

*

Expenses are equal to the Fund’s annualized expense ratio for the indicated Class, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on March 31, 2013.

10

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Portfolio of Investments

Tax-Exempt Investments — 112.1%
Security	Principal Amount (000’s omitted)	Value

Bond Bank — 3.7%
Idaho Bond Bank Authority, 5.25%, 9/15/25	$1,160	$1,293,109
Idaho Bond Bank Authority, 5.375%, 9/15/27	1,555	1,726,423
New York Environmental Facilities Corp., 5.00%, 10/15/35	30	31,978
New York Environmental Facilities Corp., 5.00%, 10/15/35(1)	9,900	10,552,707

		$13,604,217

Education — 10.5%
California Educational Facilities Authority, (Stanford University), 5.00%, 6/1/43	$5,250	$6,061,440
Georgia Private Colleges and Universities Authority, (Emory University), 5.00%, 9/1/38(1)	6,990	7,180,338
Massachusetts Health and Educational Facilities Authority, (Harvard University), 5.50%, 11/15/36	11,000	12,239,700
Missouri Health and Educational Facilities Authority, (Washington University), 5.375%, 3/15/39(1)	4,110	4,523,466
Oregon Facilities Authority, (Lewis & Clark College), 5.625%, 10/1/36	1,530	1,653,134
Oregon Facilities Authority, (Reed College), 5.125%, 7/1/41	1,265	1,332,627
Rutgers State University, NJ, 5.00%, 5/1/43	755	786,491
University of Virginia, 5.00%, 6/1/40	4,475	4,754,106

		$38,531,302

Electric Utilities — 6.2%
Apache County, AZ, Industrial Development Authority, (Tucson Electric Power Co.), 4.50%, 3/1/30	$1,605	$1,498,701
Chula Vista, CA, (San Diego Gas and Electric), 5.875%, 2/15/34	3,520	3,923,216
Hawaii Department of Budget and Finance, (Hawaiian Electric Co.), 6.50%, 7/1/39	1,000	1,086,050
Pima County, AZ, Industrial Development Authority, (Tucson Electric Power Co.), 5.25%, 10/1/40	2,910	2,889,223
San Antonio, TX, (Electric and Gas Systems), 5.00%, 2/1/34(1)	7,000	7,396,340
Vernon, CA, Electric System Revenue, 5.125%, 8/1/21	5,505	5,934,335

		$22,727,865

Escrowed / Prerefunded — 3.9%
Foothill/Eastern Transportation Corridor Agency, CA, Escrowed to Maturity, 0.00%, 1/1/18	$10,000	$9,435,900
Savannah, GA, Economic Development Authority, Escrowed to Maturity, 0.00%, 12/1/21	6,000	4,828,800

		$14,264,700

General Obligations — 12.8%
California, 5.00%, 2/1/31	$1,405	$1,494,344

Security	Principal Amount (000’s omitted)	Value

General Obligations (continued)
California, 5.25%, 10/1/29	$560	$613,155
California, 5.25%, 10/1/32	3,480	3,738,425
Clackamas County, OR, School District No. 46, 0.00%, 6/15/32	1,740	716,410
Clackamas County, OR, School District No. 46, 0.00%, 6/15/33	5,880	2,286,673
Clackamas County, OR, School District No. 46, 0.00%, 6/15/34	8,500	3,125,535
Clackamas County, OR, School District No. 46, 0.00%, 6/15/36	4,670	1,545,303
Deschutes and Jefferson Counties, OR, School District No. 2J, 0.00%, 6/15/25	3,700	2,388,905
Honolulu City and County, HI, 5.25%, 8/1/33	1,245	1,376,958
Honolulu City and County, HI, 5.25%, 8/1/34	1,525	1,681,175
Louisiana, 4.00%, 8/1/30	1,485	1,489,321
Louisiana, 4.00%, 8/1/31	2,515	2,516,761
Newton, MA, 5.00%, 4/1/39	1,610	1,673,982
Port of Houston Authority of Harris County, TX, 5.00%, 10/1/39	2,500	2,756,400
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/24	1,565	1,088,864
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/25	1,605	1,036,268
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/26	1,615	979,078
Santa Clara County, CA, (Election of 2008), 5.00%, 8/1/39(1)(2)	7,700	8,174,628
South Carolina, 3.25%, 8/1/30	2,330	2,171,630
Washington, 5.25%, 2/1/36(1)	6,000	6,444,780

		$47,298,595

Health Care-Miscellaneous — 0.2%
Suffolk County, NY, Industrial Development Agency, (Alliance of Long Island Agencies), Series A, Class B, 7.50%, 9/1/15	$135	$136,368
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), 6.00%, 12/1/36(3)	86	85,799
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), Series 1, 5.50%, 12/1/36(3)	303	302,900
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), Series 2, 5.50%, 12/1/36(3)	361	360,595

		$885,662

Hospital — 17.2%
California Health Facilities Financing Authority, (Catholic Healthcare West), 5.25%, 3/1/28	$535	$563,676
California Health Facilities Financing Authority, (Providence Health System), 5.50%, 10/1/39	5,175	5,645,563

11	See Notes to Financial Statements.

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Hospital (continued)
California Health Facilities Financing Authority, (St. Joseph Health System), 5.00%, 7/1/33	$1,720	$1,766,646
California Health Facilities Financing Authority, (St. Joseph Health System), 5.00%, 7/1/37	2,380	2,407,299
California Health Facilities Financing Authority, (Sutter Health), 5.25%, 8/15/31	1,325	1,403,732
California Statewide Communities Development Authority, (John Muir Health), 5.00%, 7/1/29	1,330	1,363,622
California Statewide Communities Development Authority, (John Muir Health), 5.125%, 7/1/39	2,375	2,394,808
California Statewide Communities Development Authority, (Kaiser Permanente), 5.00%, 3/1/41	950	951,140
California Statewide Communities Development Authority, (Kaiser Permanente), 5.00%, 4/1/42	3,060	3,071,567
Camden County, NJ, Improvement Authority, (Cooper Health System), 5.00%, 2/15/35	1,045	969,196
Henrico County, VA, Economic Development Authority, (Bon Secours Health System, Inc.), 5.00%, 11/1/30	1,185	1,216,734
Highlands County, FL, Health Facilities Authority, (Adventist Health System), 5.25%, 11/15/36	3,480	3,529,799
Idaho Health Facilities Authority, (Trinity Health Credit Group), 6.25%, 12/1/33	2,985	3,381,109
Illinois Finance Authority, (Provena Healthcare), 7.75%, 8/15/34	7,120	8,616,695
Kansas Development Finance Authority, (Adventist Health System), 5.75%, 11/15/38	5,230	5,780,248
Knox County, TN, Health, Educational and Housing Facilities Board, (Covenant Health), 0.00%, 1/1/38	2,490	616,449
Knox County, TN, Health, Educational and Housing Facilities Board, (Covenant Health), 0.00%, 1/1/42	7,010	1,354,332
Massachusetts Development Finance Agency, (Tufts Medical Center), 6.75%, 1/1/36	785	870,903
Massachusetts Health and Educational Facilities Authority, (Lowell General Hospital), 5.00%, 7/1/30	400	398,844
New York Dormitory Authority, (NYU Hospital Center), 5.625%, 7/1/37	1,865	1,909,070
New York Dormitory Authority, (Orange Regional Medical Center), 6.125%, 12/1/29	2,870	2,891,783
New York Dormitory Authority, (Orange Regional Medical Center), 6.25%, 12/1/37	3,380	3,375,437
Oneida County, NY, Industrial Development Agency, (St. Elizabeth Medical Center), 5.75%, 12/1/19	1,365	1,366,665
Orange County, FL, Health Facilities Authority, (Orlando Health, Inc.), 5.375%, 10/1/23	1,000	1,098,590
South Carolina Jobs-Economic Development Authority, (Bon Secours Health System, Inc.), 5.00%, 11/1/28	1,000	1,047,940
Tarrant County Cultural Education Facilities Finance Corp., TX, (Cook Children’s Medical Center), 5.25%, 12/1/39(1)	5,000	5,150,600

		$63,142,447

Security	Principal Amount (000’s omitted)	Value

Housing — 0.0%(4)
Texas Student Housing Corp., (University of North Texas), 9.375%, 7/1/06(5)	$285	$159,517

		$159,517

Industrial Development Revenue — 1.9%
Brazos River Harbor Navigation District of Brazoria County, TX, (Dow Chemical Co.), 4.95%, 5/15/33	$4,000	$3,965,080
Hardeman County, TN, (Correctional Facilities Corp.), 7.75%, 8/1/17	440	433,941
Selma, AL, Industrial Development Board, (International Paper Co.), 5.80%, 5/1/34	2,670	2,735,816

		$7,134,837

Insured – Education — 0.5%
Virginia College Building Authority, (Washington and Lee University), (NPFG), 5.25%, 1/1/31	$1,750	$1,975,890

		$1,975,890

Insured – Electric Utilities — 2.0%
Long Island Power Authority, NY, Electric System Revenue, (BHAC), 5.75%, 4/1/33	$5,415	$6,068,265
Ohio Municipal Electric Generation Agency, (NPFG), 0.00%, 2/15/29	2,865	1,396,258

		$7,464,523

Insured – General Obligations — 0.3%
Yuma and La Paz Counties, AZ, Community College District, (Arizona Western College), (NPFG), 3.75%, 7/1/31	$985	$935,799

		$935,799

Insured – Hospital — 0.9%
Harrisonburg, VA, Industrial Development Authority, (Rockingham Memorial Hospital), (AMBAC), 4.50%, 8/15/36	$3,520	$3,417,005

		$3,417,005

Insured – Lease Revenue / Certificates of Participation — 0.9%
Anaheim, CA, Public Financing Authority, (Anaheim Public Improvements), (AGM), 0.00%, 9/1/31	$8,680	$3,170,544

		$3,170,544

Insured – Other Revenue — 0.8%
Harris County-Houston, TX, Sports Authority, (NPFG), 0.00%, 11/15/34	$10,600	$2,864,968

		$2,864,968

12	See Notes to Financial Statements.

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Insured – Special Tax Revenue — 6.5%
Alabama Public School and College Authority, (AGM), 2.50%, 12/1/27	$12,660	$10,721,374
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/27	6,000	6,945,300
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/30	2,565	2,922,125
McKay Landing Metropolitan District No. 2, CO, (AMBAC), 4.25%, 12/1/36	1,300	1,051,973
Puerto Rico Sales Tax Financing Corp., (NPFG), 0.00%, 8/1/45	6,245	790,117
San Jose, CA, Redevelopment Agency, (Merged Area Redevelopment Project), (XLCA), 4.25%, 8/1/36	1,990	1,636,039

		$24,066,928

Insured – Transportation — 5.5%
Alameda, CA, Corridor Transportation Authority, (NPFG), 0.00%, 10/1/31	$10,000	$3,852,000
Chicago, IL, (O’Hare International Airport), (AGM), 4.75%, 1/1/34	4,950	4,774,820
Chicago, IL, (O’Hare International Airport), (AGM), 5.00%, 1/1/28	1,000	1,016,220
Chicago, IL, (O’Hare International Airport), (AGM), 5.125%, 1/1/31	1,000	1,007,620
Chicago, IL, (O’Hare International Airport), (AGM), 5.25%, 1/1/32	785	795,268
E-470 Public Highway Authority, CO, (NPFG), 0.00%, 9/1/39	7,120	1,529,091
New Orleans, LA, Aviation Board, (AGC), 6.00%, 1/1/23	1,040	1,185,101
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/21	6,845	4,976,520
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/32	3,755	1,220,337

		$20,356,977

Insured – Water and Sewer — 2.5%
Chicago, IL, Wastewater Transmission Revenue, (BHAC), 5.50%, 1/1/38	$4,305	$4,642,211
Detroit, MI, Sewage Disposal System, (AGM), 5.00%, 7/1/39	4,825	4,359,339

		$9,001,550

Lease Revenue / Certificates of Participation — 1.2%
New Jersey Health Care Facilities Financing Authority, (Hospital Asset Transformation Program), 5.75%, 10/1/31	$3,970	$4,429,925

		$4,429,925

Other Revenue — 5.4%
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.00%, 7/15/30	$1,175	$1,246,111

Security	Principal Amount (000’s omitted)	Value

Other Revenue (continued)
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.25%, 7/15/40	$1,320	$1,384,786
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.375%, 7/15/43	720	760,097
Central Falls, RI, Detention Facility Corp., 7.25%, 7/15/35	1,210	915,220
Mohegan Tribe of Indians Gaming Authority, CT, (Public Improvements), 6.25%, 1/1/21(3)	1,000	1,000,430
New York, NY, Transitional Finance Authority, (Building Aid), 6.00%, 7/15/38	7,250	8,194,022
Otero County, NM, Jail Project Revenue, 5.75%, 4/1/18	545	506,659
Salt Verde Financial Corp., AZ, Senior Gas Revenue, 5.00%, 12/1/37	2,735	2,699,472
Seminole Tribe, FL, 5.50%, 10/1/24(3)	1,150	1,206,500
White Earth Band of Chippewa Indians, MN, 6.375%, 12/1/26(3)	2,290	1,810,382

		$19,723,679

Senior Living / Life Care — 2.4%
Fairfax County, VA, Economic Development Authority, (Goodwin House, Inc.), 5.125%, 10/1/37	$1,595	$1,601,284
Fairfax County, VA, Economic Development Authority, (Goodwin House, Inc.), 5.125%, 10/1/42	2,255	2,261,472
Kansas City, MO, Industrial Development Authority, (Kingswood United Methodist Manor), 5.875%, 11/15/29	1,480	1,330,328
Maryland Health and Higher Educational Facilities Authority, (Charlestown Community, Inc.), 6.125%, 1/1/30	1,650	1,752,333
North Miami, FL, (Imperial Club), 6.125%, 1/1/42(6)	1,480	902,830
Tempe, AZ, Industrial Development Authority, (Friendship Village of Tempe), 6.00%, 12/1/32	160	158,725
Tempe, AZ, Industrial Development Authority, (Friendship Village of Tempe), 6.25%, 12/1/42	660	658,607

		$8,665,579

Special Tax Revenue — 8.9%
Baltimore, MD, (Clipper Mill), 6.25%, 9/1/33	$2,476	$2,525,891
Baltimore, MD, (Strathdale Manor), 7.00%, 7/1/33	744	753,412
Bridgeville, DE, (Heritage Shores Special Development District), 5.45%, 7/1/35	1,233	951,814
Massachusetts Bay Transportation Authority, 5.25%, 7/1/34	4,040	4,393,904
Massachusetts Bay Transportation Authority, 5.25%, 7/1/34(1)	9,000	10,118,970
Metropolitan Transportation Authority, NY, Dedicated Tax Revenue, 0.00%, 11/15/30	2,730	1,259,212
Metropolitan Transportation Authority, NY, Dedicated Tax Revenue, 0.00%, 11/15/32	2,235	928,531
New York, NY, Transitional Finance Authority, Future Tax Revenue, 5.25%, 2/1/30	4,655	5,158,764
Puerto Rico Sales Tax Financing Corp., 5.00%, 8/1/40	945	799,716
Puerto Rico Sales Tax Financing Corp., 5.25%, 8/1/57	5,065	4,180,499

13	See Notes to Financial Statements.

Eaton Vance

AMT-Free Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Special Tax Revenue (continued)
River Hall, FL, Community Development District, (Capital Improvements), 5.45%, 5/1/36	$1,155	$951,316
Tiverton, RI, (Villages on Mount Hope Bay), 6.875%, 5/1/22	735	743,820

		$32,765,849

Transportation — 15.8%
Central Texas Regional Mobility Authority, 5.75%, 1/1/31	$415	$419,121
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), 5.25%, 11/1/30	1,100	1,174,536
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), 5.25%, 11/1/31	1,455	1,543,842
Grand Parkway Transportation Corp., TX, 5.125%, 10/1/43	1,100	1,080,970
Metropolitan Transportation Authority, NY, 5.25%, 11/15/30	105	114,012
Metropolitan Transportation Authority, NY, 6.25%, 11/15/23	2,250	2,642,490
Metropolitan Transportation Authority, NY, 6.50%, 11/15/28	5,000	5,856,500
New Jersey Transportation Trust Fund Authority, (Transportation System), 6.00%, 12/15/38	4,820	5,421,150
New Jersey Turnpike Authority, 5.00%, 1/1/30	3,060	3,232,951
New York Liberty Development Corp., (4 World Trade Center), 5.00%, 11/15/31	1,235	1,274,878
Pennsylvania Turnpike Commission, 5.25%, 6/1/39	1,070	1,082,466
Pennsylvania Turnpike Commission, 6.375%, (0.00% until 12/1/17), 12/1/38	11,500	10,062,270
Port Authority of New York and New Jersey, 5.00%, 11/15/37(1)	3,000	3,075,480
Port Authority of New York and New Jersey, 5.25%, 7/15/36	2,750	2,942,060
Texas Private Activity Bond Surface Transportation Corp., (LBJ Express Managed Lanes Project), 7.00%, 6/30/34	3,500	3,904,985
Texas Private Activity Bond Surface Transportation Corp., (North Tarrant Express Managed Lanes Project), 6.875%, 12/31/39	2,980	3,249,750
Triborough Bridge and Tunnel Authority, NY, 0.00%, 11/15/30	830	369,051
Triborough Bridge and Tunnel Authority, NY, 5.25%, 11/15/34(1)	10,000	10,745,600

		$58,192,112

Water and Sewer — 2.1%
New York, NY, Municipal Water Finance Authority, (Water and Sewer System), 5.75%, 6/15/40(1) (2)	$6,855	$7,612,203

		$7,612,203

Total Tax-Exempt Investments — 112.1% (identified cost $392,502,551)		$412,392,673

Other Assets, Less Liabilities — (12.1)%		$(44,617,146)

Net Assets — 100.0%		$367,775,527

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC	–	Assured Guaranty Corp.
AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
BHAC	–	Berkshire Hathaway Assurance Corp.
NPFG	–	National Public Finance Guaranty Corp.
XLCA	–	XL Capital Assurance, Inc.

At September 30, 2013, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

New York	21.7%
California	18.4%
Massachusetts	10.8%
Texas	10.8%
Others, representing less than 10% individually	50.4%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 17.8% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 0.3% to 6.3% of total investments.

(1)	Security represents the municipal bond held by a trust that issues residual interest bonds (see Note 1I).

(2)	Security (or a portion thereof) has been pledged as collateral for residual interest bond transactions. The aggregate value of such collateral is $5,441,831.

(3)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2013, the aggregate value of these securities is $4,766,606 or 1.3% of the Fund’s net assets.

(4)	Amount is less than 0.05%.

(5)	Defaulted matured security.

(6)	Security is in default and making only partial interest payments.

14	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments

Tax-Exempt Municipal Securities — 114.5%

Security	Principal Amount (000’s omitted)	Value

Bond Bank — 1.2%
Oklahoma Water Resources Board, 5.25%, 4/1/36	$14,165	$15,465,914
Rickenbacker Port Authority, OH, (OASBO Expanded Asset Pooled Financing Program), 5.375%, 1/1/32	31,410	30,658,044

		$46,123,958

Cogeneration — 0.4%
Northampton County, PA, Industrial Development Authority, (Northampton Generating), 5.00%, 12/31/23(1)	$16,282	$13,668,167

		$13,668,167

Education — 5.8%
California Educational Facilities Authority, (Stanford University), 5.00%, 6/1/43	$575	$663,872
California Educational Facilities Authority, (Stanford University), 5.00%, 6/1/43(2)(3)	50,000	57,728,000
Massachusetts Health and Educational Facilities Authority, (Massachusetts Institute of Technology), 5.50%, 7/1/36	4,750	5,253,310
Missouri Health and Educational Facilities Authority, (Washington University), 5.375%, 3/15/39(2)	45,615	50,203,869
North Carolina State University at Raleigh, 5.00%, 10/1/37	8,620	9,236,761
Oregon Facilities Authority, (Lewis & Clark College), 5.625%, 10/1/36	14,470	15,634,546
Oregon Facilities Authority, (Reed College), 5.125%, 7/1/41	8,485	8,938,608
Rutgers State University, NJ, 5.00%, 5/1/43	175	182,299
Rutgers State University, NJ, 5.00%, 5/1/43(2)(3)	37,000	38,543,270
University of California, 5.00%, 5/15/38(4)	20,000	21,125,200
University of Illinois, 4.00%, 4/1/31	16,525	15,474,340

		$222,984,075

Electric Utilities — 4.8%
Apache County, AZ, Industrial Development Authority, (Tucson Electric Power Co.), 4.50%, 3/1/30	$11,050	$10,318,159
Hawaii Department of Budget and Finance, (Hawaiian Electric Co.), 6.50%, 7/1/39	8,600	9,340,030
Omaha Public Power District, NE, 5.00%, 2/1/37	4,310	4,531,577
Puerto Rico Electric Power Authority, 5.25%, 7/1/40	30,025	20,891,395
Puerto Rico Electric Power Authority, 6.75%, 7/1/36	38,755	31,936,445
San Antonio, TX, (Electric and Gas Systems), 5.00%, 2/1/34(2)	41,100	43,427,082
Vernon, CA, Electric System Revenue, 5.125%, 8/1/21	51,375	55,381,736
Wyandotte County & Kansas City, KS, Board of Public Utilities, 5.00%, 9/1/32	10,000	10,445,900

		$186,272,324

Security	Principal Amount (000’s omitted)	Value

Escrowed / Prerefunded — 0.1%
Bexar County, TX, Health Facilities Development Corp., (St. Luke’s Lutheran Hospital), Escrowed to Maturity, 7.00%, 5/1/21	$2,400	$3,070,944

		$3,070,944

General Obligations — 9.0%
California, 5.00%, 2/1/31	$17,595	$18,713,866
Conroe, TX, Independent School District, (PSF Guaranteed), 5.25%, 2/15/33	10,000	10,912,400
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/25	500	312,725
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/26	2,590	1,520,304
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/27	2,650	1,462,641
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/28	2,500	1,279,625
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/29	2,590	1,225,743
David Douglas School District No. 40, Multnomah County, OR, 0.00%, 6/15/30	2,000	880,640
Forest Grove School District No. 15, Washington County, OR, 0.00%, 6/15/28	3,050	1,570,964
Forest Grove School District No. 15, Washington County, OR, 0.00%, 6/15/29	3,440	1,637,062
Forest Grove School District No. 15, Washington County, OR, 0.00%, 6/15/30	4,110	1,823,566
Illinois, 5.25%, 7/1/30	16,830	16,854,067
Illinois, 5.25%, 7/1/31	5,315	5,308,463
Illinois, 5.50%, 7/1/33	10,235	10,403,980
Klein, TX, Independent School District, (PSF Guaranteed), 5.00%, 2/1/36	14,180	15,045,264
Louisiana, 4.00%, 8/1/30	14,905	14,948,374
Louisiana, 4.00%, 8/1/31	4,895	4,898,426
Newton, MA, 5.00%, 4/1/36	5,275	5,531,365
Newton, MA, 5.00%, 4/1/39	11,480	11,936,215
North East Independent School District, TX, (PSF Guaranteed), 5.25%, 2/1/31	12,275	14,356,717
Port of Houston Authority of Harris County, TX, (AMT), 5.625%, 10/1/38	10,000	10,655,500
Port of Houston Authority of Harris County, TX, (AMT), 5.625%, 10/1/38(2)	41,620	44,348,191
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/24	7,945	5,527,813
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/25	11,945	7,712,289
Salem-Keizer, OR, School District No. 24J, 0.00%, 6/15/26	11,485	6,962,666
Santa Clara County, CA, (Election of 2008), 3.375%, 8/1/37	19,955	15,748,885

15	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

General Obligations (continued)
Santa Clara County, CA, (Election of 2008), 5.00%, 8/1/39(2)(3)	$57,400	$60,938,136
Texas, (AMT), 5.00%, 8/1/31	8,000	8,445,040
Texas, (AMT), 5.00%, 8/1/36	9,465	9,862,909
Washington, 5.00%, 2/1/33	21,255	22,621,484
Will County, IL, Community Unit School District No. 365-U, (Valley View), 5.75%, 11/1/31	12,995	14,382,216

		$347,827,536

Health Care-Miscellaneous — 0.0%(5)
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), 5.50%, 12/1/36(6)	$497	$496,901
Tax Exempt Securities Trust, Community Health Provider, (Pooled Loan Program Various States Trust Certificates), 5.875%, 12/1/36(6)	533	533,168

		$1,030,069

Hospital — 16.2%
California Health Facilities Financing Authority, (Catholic Healthcare West), 5.25%, 3/1/28	$5,700	$6,005,520
California Health Facilities Financing Authority, (Providence Health System), 5.50%, 10/1/39(2) (3)	36,700	40,037,131
California Health Facilities Financing Authority, (St. Joseph Health System), 5.00%, 7/1/33	17,530	18,005,414
California Health Facilities Financing Authority, (St. Joseph Health System), 5.00%, 7/1/37	26,385	26,687,636
California Health Facilities Financing Authority, (Sutter Health), 5.00%, 8/15/52	60,000	58,688,400
California Health Facilities Financing Authority, (Sutter Health), 5.25%, 8/15/31	13,675	14,487,568
California Statewide Communities Development Authority, (John Muir Health), 5.00%, 7/1/29	10,670	10,939,738
California Statewide Communities Development Authority, (John Muir Health), 5.125%, 7/1/39	18,930	19,087,876
California Statewide Communities Development Authority, (Kaiser Permanente), 5.00%, 3/1/41	18,315	18,336,978
California Statewide Communities Development Authority, (Kaiser Permanente), 5.00%, 4/1/42	42,035	42,193,892
Illinois Finance Authority, (Provena Healthcare), 7.75%, 8/15/34	53,260	64,455,784
Massachusetts Development Finance Agency, (Tufts Medical Center), 6.75%, 1/1/36	7,510	8,331,819
Massachusetts Health and Educational Facilities Authority, (Lowell General Hospital), 5.00%, 7/1/30	4,060	4,048,267
Michigan Hospital Finance Authority, (Henry Ford Health System), 5.25%, 11/15/46	16,520	15,923,628

Security	Principal Amount (000’s omitted)	Value

Hospital (continued)
New York Dormitory Authority, (NYU Hospital Center), 5.625%, 7/1/37	$12,795	$13,097,346
Orange County, FL, Health Facilities Authority, (Orlando Health, Inc.), 5.375%, 10/1/41	39,000	39,717,990
South Carolina Jobs-Economic Development Authority, (Bon Secours Health System, Inc.), 5.00%, 11/1/28	9,000	9,431,460
South Miami, FL, Health Facilities Authority, (Baptist Health South Florida Obligated Group), 5.00%, 8/15/37(2)	63,000	63,260,190
South Miami, FL, Health Facilities Authority, (Baptist Health South Florida Obligated Group), 5.00%, 8/15/42(2)	64,500	64,541,280
Tarrant County Cultural Education Facilities Finance Corp., TX, (Ascension Health Senior Credit Group), 5.00%, 11/15/29	4,500	4,726,395
Tarrant County Cultural Education Facilities Finance Corp., TX, (Cook Children’s Medical Center), 5.25%, 12/1/39	8,700	8,962,044
Tarrant County Cultural Education Facilities Finance Corp., TX, (Scott & White Healthcare), 5.25%, 8/15/40	17,685	18,077,784
Washington Township Health Care District, 6.25%, 7/1/39	16,675	17,760,042
West Virginia Hospital Finance Authority, (West Virginia United Health System Obligated Group), 5.375%, 6/1/38(4)	21,895	22,407,124
Wisconsin Health and Educational Facilities Authority, (Wheaton Franciscan Healthcare System), 5.125%, 8/15/30	8,475	8,483,475
Wisconsin Health and Educational Facilities Authority, (Wheaton Franciscan Healthcare System), 5.25%, 8/15/31	8,165	8,191,455

		$625,886,236

Housing — 1.3%
Arkansas Development Finance Authority, MFMR, (Park Apartments), (AMT), 5.95%, 12/1/28	$5,810	$4,799,990
Texas Student Housing Corp., (University of Northern Texas), 6.85%, 7/1/31	10,640	7,642,818
Virginia Housing Development Authority, Series A, (AMT), 5.10%, 10/1/35	18,345	18,511,756
Virginia Housing Development Authority, Series A1, (AMT), 5.10%, 10/1/35	18,750	18,920,438

		$49,875,002

Industrial Development Revenue — 4.4%
Austin, TX, (CargoPort Development LLC), (AMT), 8.30%, 10/1/21	$5,205	$4,821,756
Denver City and County, CO, (United Airlines), (AMT), 5.25%, 10/1/32	12,360	11,123,258
Denver City and County, CO, (United Airlines), (AMT), 5.75%, 10/1/32	33,290	31,809,594

16	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Industrial Development Revenue (continued)
Hardeman County, TN, (Correctional Facilities Corp.), 7.75%, 8/1/17	$2,900	$2,860,067
Houston, TX, (Continental Airlines), (AMT), 6.75%, 7/1/29	29,750	29,825,565
Mississippi Business Finance Corp., (Air Cargo), (AMT), 7.25%, 7/1/34	175	84,315
New Jersey Economic Development Authority, (New Jersey-American Water Co., Inc.), (AMT), 5.70%, 10/1/39	28,150	29,743,009
New York Liberty Development Corp., (Goldman Sachs Group, Inc.), 5.50%, 10/1/37(7)	47,890	52,276,245
Phenix City, AL, Industrial Development Board, (MeadWestvaco Coated Board), (AMT), 4.125%, 5/15/35	11,350	8,580,600

		$171,124,409

Insured – Electric Utilities — 1.2%
Long Island Power Authority, NY, Electric System Revenue, (BHAC), 5.50%, 5/1/33	$36,660	$40,394,921
Puerto Rico Electric Power Authority, (NPFG), 5.25%, 7/1/30	8,385	6,621,467

		$47,016,388

Insured – General Obligations — 2.9%
Geary County, KS, Unified School District No. 475, (NPFG), 3.00%, 9/1/26	$2,140	$1,945,239
Illinois, (AGM), 4.00%, 4/1/31	14,850	12,803,076
Illinois, (AGM), 4.125%, 4/1/33	14,350	12,378,454
Illinois, (AGM), 5.00%, 4/1/26	16,250	16,815,825
Illinois, (AGM), 5.00%, 4/1/27	15,000	15,287,100
Los Angeles, CA, Unified School District, (Election of 2005), (AGM), 4.75%, 7/1/32(2)	51,625	52,080,332

		$111,310,026

Insured – Hospital — 1.3%
Maryland Health and Higher Educational Facilities Authority, (LifeBridge Health), (AGC), 4.75%, 7/1/47	$8,255	$8,044,332
Maryland Health and Higher Educational Facilities Authority, (LifeBridge Health), (AGC), 4.75%, 7/1/47(2)	28,800	28,065,024
Medford, OR, Hospital Facilities Authority, (Asante Health System), (AGM), 5.50%, 8/15/28	12,000	13,030,680

		$49,140,036

Insured – Housing — 0.3%
Rhode Island Housing and Mortgage Finance Corp., (Rental Housing Program), (AGM), (AMT), 5.50%, 10/1/49	$10,310	$10,277,833

		$10,277,833

Security	Principal Amount (000’s omitted)	Value

Insured – Other Revenue — 3.6%
Golden State Tobacco Securitization Corp., CA, (AGM), 0.00%, 6/1/26	$40,700	$23,668,271
Golden State Tobacco Securitization Corp., CA, (AMBAC), 0.00%, 6/1/24	24,985	16,402,902
Harris County-Houston, TX, Sports Authority, (NPFG), 0.00%, 11/15/34	68,155	18,420,933
Harris County-Houston, TX, Sports Authority, (NPFG), 0.00%, 11/15/41	25,000	3,864,250
New York, NY, Industrial Development Agency, (Queens Baseball Stadium), (AGC), 6.375%, 1/1/39	11,725	12,757,973
New York, NY, Industrial Development Agency, (Queens Baseball Stadium), (AGC), 6.50%, 1/1/46	6,085	6,630,338
New York, NY, Industrial Development Agency, (Yankee Stadium), (AGC), 7.00%, 3/1/49	50,000	58,252,000

		$139,996,667

Insured – Special Tax Revenue — 6.5%
Illinois Sports Facility Authority, (AMBAC), 0.00%, 6/15/23	$20,805	$13,441,486
Illinois Sports Facility Authority, (AMBAC), 0.00%, 6/15/24	31,010	18,804,154
Illinois Sports Facility Authority, (AMBAC), 0.00%, 6/15/25	17,000	9,642,910
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/29	11,000	12,584,440
Massachusetts, Special Obligation, Dedicated Tax Revenue, (NPFG), 5.50%, 1/1/30	3,080	3,508,828
Metropolitan Pier and Exposition Authority, IL, (McCormick Place Expansion), (NPFG), 0.00%, 12/15/24	14,715	8,783,972
Miami-Dade County, FL, Professional Sports Franchise Facilities, (AGC), 0.00%, 10/1/35	84,310	24,342,826
Miami-Dade County, FL, Professional Sports Franchise Facilities, (AGC), 0.00%, 10/1/44	218,400	34,784,568
Miami-Dade County, FL, Professional Sports Franchise Facilities, (AGC), 0.00%, 10/1/45	156,345	23,395,466
Miami-Dade County, FL, Professional Sports Franchise Facilities, (AGC), 0.00%, 10/1/48	60,720	7,518,958
Miami-Dade County, FL, Professional Sports Franchise Facilities, (AGC), 0.00%, 4/1/49	50,000	6,004,500
Puerto Rico Sales Tax Financing Corp., (AMBAC), 0.00%, 8/1/54	807,785	55,438,284
Puerto Rico Sales Tax Financing Corp., (NPFG), 0.00%, 8/1/45	175,940	22,259,929
San Jose, CA, Redevelopment Agency, (Merged Area Redevelopment Project), (XLCA), 4.25%, 8/1/36	13,690	11,254,960

		$251,765,281

Insured – Student Loan — 2.1%
Massachusetts Educational Financing Authority, (AGC), (AMT), 6.35%, 1/1/30	$41,855	$44,221,063

17	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Insured – Student Loan (continued)
Massachusetts Educational Financing Authority, (AMBAC), (AMT), 4.70%, 1/1/33	$40,980	$37,312,700

		$81,533,763

Insured – Transportation — 7.6%
E-470 Public Highway Authority, CO, (NPFG), 0.00%, 9/1/37	$13,335	$3,272,676
E-470 Public Highway Authority, CO, (NPFG), 0.00%, 9/1/38	22,385	5,130,642
Miami-Dade County, FL, (Miami International Airport), (AGM), (AMT), 5.25%, 10/1/41	46,680	47,006,293
North Texas Tollway Authority, (AGC), 0.00%, 1/1/33	104,265	37,447,817
North Texas Tollway Authority, (AGC), 6.20%, (0.00% until 1/1/15), 1/1/42	58,690	61,484,231
San Jose, CA, Airport, (AGM), (AMBAC), (BHAC), (AMT), 5.00%, 3/1/37	29,245	29,508,790
San Jose, CA, Airport, (AGM), (AMBAC), (BHAC), (AMT), 6.00%, 3/1/47	21,420	23,150,308
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/22	46,300	31,806,248
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/32	31,045	10,089,315
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/34	119,480	34,354,084
Texas Turnpike Authority, (Central Texas Turnpike System), (AMBAC), 0.00%, 8/15/35	30,935	8,361,730

		$291,612,134

Insured – Water and Sewer — 0.5%
Detroit, MI, Sewage Disposal System, (AGM), 7.50%, 7/1/33	$3,380	$3,629,917
Detroit, MI, Water Supply System, (NPFG), 5.00%, 7/1/27	18,290	17,414,092

		$21,044,009

Lease Revenue / Certificates of Participation — 3.3%
Hudson Yards Infrastructure Corp., NY, 5.75%, 2/15/47	$38,385	$40,684,645
Mohave County, AZ, Industrial Development Authority, (Mohave Prison LLC), 8.00%, 5/1/25	38,660	45,755,270
North Carolina, Capital Improvement Limited Obligation Bonds, 5.25%, 5/1/31	36,925	40,520,387

		$126,960,302

Nursing Home — 0.3%
Mississippi Business Finance Corp., (Magnolia Healthcare), 7.99%, 7/1/25	$9,325	$8,635,043

Security	Principal Amount (000’s omitted)	Value

Nursing Home (continued)
Westmoreland County, PA, Industrial Development Authority, (Highland Health Systems, Inc.), 9.25%, 6/1/22	$1,540	$1,394,655

		$10,029,698

Other Revenue — 5.5%
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.00%, 7/15/30	$12,735	$13,505,722
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.25%, 7/15/40	16,295	17,094,759
Brooklyn Arena Local Development Corp., NY, (Barclays Center), 6.375%, 7/15/43	7,785	8,218,547
Central Falls, RI, Detention Facility Corp., 7.25%, 7/15/35	250	189,095
New York, NY, Industrial Development Agency, (Bronx Parking Development Co., LLC), 5.875%, 10/1/46(8)	12,330	5,177,367
New York, NY, Transitional Finance Authority, (Building Aid), 5.00%, 7/15/36	20,155	20,890,254
Non-Profit Preferred Funding Trust, Various States, 4.47%, 9/15/37(6)	12,000	9,510,360
Non-Profit Preferred Funding Trust, Various States, 4.72%, 9/15/37(6)	19,000	14,644,060
Salt Verde Financial Corp., AZ, Senior Gas Revenue, 5.00%, 12/1/37	12,765	12,599,183
Seminole Tribe, FL, 5.25%, 10/1/27(6)	1,000	1,034,150
Seminole Tribe, FL, 5.50%, 10/1/24(6)	11,915	12,500,384
Seminole Tribe, FL, 5.75%, 10/1/22(6)	2,100	2,228,709
Texas Municipal Gas Acquisition and Supply Corp. I, Gas Supply Revenue, 6.25%, 12/15/26	68,720	79,782,545
Texas Municipal Gas Acquisition and Supply Corp. III, Gas Supply Revenue, 5.00%, 12/15/29	11,190	10,947,065
Texas Municipal Gas Acquisition and Supply Corp. III, Gas Supply Revenue, 5.00%, 12/15/30	4,845	4,692,673

		$213,014,873

Senior Living / Life Care — 0.3%
Logan County, CO, (TLC Care Choices, Inc.), 6.875%, 12/1/23(9)	$410	$100,889
North Miami, FL, (Imperial Club), 6.125%, 1/1/42(9)	16,435	10,025,678
Plantation Health Facilities Authority, FL, (Covenant Village of Florida), 5.125%, 12/1/22	1,750	1,750,560

		$11,877,127

Special Tax Revenue — 4.8%
Connecticut, Special Tax Obligation, (Transportation Infrastructure), 5.00%, 1/1/29	$11,380	$12,520,276
Dupree Lakes, FL, Community Development District, 5.375%, 5/1/37	890	732,061

18	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Special Tax Revenue (continued)
Dupree Lakes, FL, Community Development District, 6.83%, 11/1/15	$175	$173,371
Heritage Harbor South Community Development District, FL, (Capital Improvements), 6.20%, 5/1/35	555	567,077
Massachusetts Bay Transportation Authority, 5.25%, 7/1/34	29,055	31,600,218
Metropolitan Transportation Authority, NY, Dedicated Tax Revenue, 0.00%, 11/15/30	30,040	13,855,950
Metropolitan Transportation Authority, NY, Dedicated Tax Revenue, 0.00%, 11/15/32	74,070	30,772,381
New River, FL, Community Development District, (Capital Improvements), 5.00%, 5/1/13(8)	230	0
New River, FL, Community Development District, (Capital Improvements), 5.35%, 5/1/38(8)	80	0
New River, FL, Community Development District, (Capital Improvements), Series 2010A-1, 5.75%, 5/1/38	165	130,936
New River, FL, Community Development District, (Capital Improvements), Series 2010A-2, 5.75%, (0.00% to 11/1/14), 5/1/38	430	183,267
New River, FL, Community Development District, (Capital Improvements), Series 2010B-1, 5.00%, 5/1/15	255	246,164
New River, FL, Community Development District, (Capital Improvements), Series 2010B-2, 5.00%, (0.00% to 11/1/13), 5/1/18	335	158,904
New York Dormitory Authority, Personal Income Tax Revenue, 5.00%, 2/15/35	10,210	10,820,864
New York, NY, Transitional Finance Authority, Future Tax Revenue, 5.00%, 2/1/35	2,310	2,431,460
New York, NY, Transitional Finance Authority, Future Tax Revenue, 5.00%, 5/1/42	1,945	2,033,848
New York, NY, Transitional Finance Authority, Future Tax Revenue, 5.25%, 2/1/30	25,200	27,927,144
Puerto Rico Sales Tax Financing Corp., 0.00%, 8/1/56	520,415	31,240,512
Puerto Rico Sales Tax Financing Corp., 5.00%, 8/1/40	19,880	16,823,649
River Hall, FL, Community Development District, (Capital Improvements), 5.45%, 5/1/36	1,075	885,424
Southern Hills Plantation I, FL, Community Development District, Series A1, 5.80%, 5/1/35	545	465,702
Southern Hills Plantation I, FL, Community Development District, Series A2, 5.80%, 5/1/35	395	232,616
Sterling Hill, FL, Community Development District, 6.20%, 5/1/35	1,665	1,254,727
Tiverton, RI, (Villages on Mount Hope Bay), 6.875%, 5/1/22	370	374,440

		$185,430,991

Security	Principal Amount (000’s omitted)	Value

Student Loan — 0.8%
Iowa Student Loan Liquidity Corp., 5.25%, 12/1/22	$14,800	$15,640,196
Iowa Student Loan Liquidity Corp., 5.50%, 12/1/27	5,625	5,717,081
New Jersey Higher Education Student Assistance Authority, (AMT), 5.00%, 12/1/27	7,785	8,092,430

		$29,449,707

Transportation — 26.0%
Central Texas Regional Mobility Authority, 5.75%, 1/1/31	$4,260	$4,302,302
Charleston County Airport District, SC, (AMT), 5.50%, 7/1/38	10,000	10,311,300
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), (AMT), 5.00%, 11/1/32	880	884,611
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), (AMT), 5.00%, 11/1/42	21,000	19,980,450
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), (AMT), 5.00%, 11/1/45	37,350	35,408,547
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), (AMT), 2012 Series D, 5.00%, 11/1/38	10,230	9,861,311
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), (AMT), 2013 Series A, 5.00%, 11/1/38	6,460	6,227,182
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), 5.25%, 11/1/30	6,660	7,111,282
Dallas and Fort Worth, TX, (Dallas/Fort Worth International Airport), 5.25%, 11/1/31	10,395	11,029,719
Grand Parkway Transportation Corp., TX, 5.25%, 10/1/51(2)	38,780	38,989,800
Grand Parkway Transportation Corp., TX, 5.25%, 10/1/51(2)	46,140	46,389,617
Illinois Toll Highway Authority, 5.25%, 1/1/29	13,160	13,978,947
Illinois Toll Highway Authority, 5.25%, 1/1/30(2)(3)	18,180	19,198,444
Los Angeles, CA, Department of Airports, (Los Angeles International Airport), 5.00%, 5/15/35(2)(3)	7,200	7,500,168
Metropolitan Transportation Authority, NY, 5.25%, 11/15/30	1,170	1,270,421
Metropolitan Transportation Authority, NY, 5.25%, 11/15/38	14,565	15,110,022
Metropolitan Transportation Authority, NY, 6.25%, 11/15/23	19,475	22,872,219
Miami-Dade County, FL, (Miami International Airport), 5.00%, 10/1/41	10,765	10,828,191
Miami-Dade County, FL, (Miami International Airport), 5.50%, 10/1/36	47,090	49,517,960
New Jersey Transportation Trust Fund Authority, (Transportation Program), 5.50%, 6/15/39	10,000	10,681,500
New Jersey Transportation Trust Fund Authority, (Transportation System), 2008 Series A, 0.00%, 12/15/36	91,425	24,919,712
New Jersey Transportation Trust Fund Authority, (Transportation System), 2008 Series A, 0.00%, 12/15/38	50,000	11,831,000
New Jersey Transportation Trust Fund Authority, (Transportation System), 2008 Series A, 5.875%, 12/15/38	55,250	61,618,115

19	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

Security	Principal Amount (000’s omitted)	Value

Transportation (continued)
New Jersey Transportation Trust Fund Authority, (Transportation System), 2009 Series A, 0.00%, 12/15/38	$108,655	$25,709,946
New Jersey Turnpike Authority, 5.00%, 1/1/31	17,000	17,884,680
New York Liberty Development Corp., (One World Trade Center), 5.00%, 12/15/41	11,405	11,728,902
New York Liberty Development Corp., (4 World Trade Center), 5.00%, 11/15/31	15,845	16,356,635
North Texas Tollway Authority, 5.75%, 1/1/38	66,265	69,747,888
Orlando-Orange County, FL, Expressway Authority, Series A, 5.00%, 7/1/35	15,000	15,274,050
Pennsylvania Turnpike Commission, 5.25%, 6/1/39	9,305	9,413,403
Pennsylvania Turnpike Commission, 5.35%, (0.00% until 12/1/15), 12/1/30	13,010	12,041,275
Pennsylvania Turnpike Commission, 5.45%, (0.00% until 12/1/15), 12/1/35	12,125	11,004,650
Pennsylvania Turnpike Commission, 6.00%, (0.00% until 12/1/15), 12/1/34	25,000	23,345,500
Pennsylvania Turnpike Commission, 6.50%, 12/1/36	10,000	11,311,300
Philadelphia, PA, Airport Revenue, (AMT), 5.00%, 6/15/26	4,830	5,016,535
Philadelphia, PA, Airport Revenue, (AMT), 5.00%, 6/15/27	11,865	12,193,305
Port Authority of New York and New Jersey, 5.25%, 7/15/36	10,310	11,030,050
Port Authority of New York and New Jersey, (AMT), 4.00%, 7/15/32	10,590	9,833,662
Port Authority of New York and New Jersey, (AMT), 4.00%, 7/15/34	15,175	13,699,535
Port Authority of New York and New Jersey, (AMT), 4.00%, 7/15/36	12,650	11,208,027
Port Authority of New York and New Jersey, (AMT), 4.50%, 4/1/37	18,625	17,944,443
Port Authority of New York and New Jersey, (AMT), 4.75%, 4/15/37	11,905	11,939,405
Port Authority of New York and New Jersey, (AMT), 4.75%, 4/15/37(2)	80,490	80,722,616
Port Authority of New York and New Jersey, (AMT), 5.00%, 10/15/36	22,725	23,130,868
Port Authority of New York and New Jersey, (AMT), 5.25%, 9/15/23(2)	28,890	31,945,406
Texas Private Activity Bond Surface Transportation Corp., (LBJ Express Managed Lanes Project), 7.00%, 6/30/34	29,200	32,578,732
Texas Private Activity Bond Surface Transportation Corp., (North Tarrant Express Managed Lanes Project), 6.875%, 12/31/39	24,110	26,292,437
Texas Transportation Commission, (Central Texas Turnpike System), 5.00%, 8/15/41	5,850	5,729,022
Triborough Bridge and Tunnel Authority, NY, 0.00%, 11/15/30	9,135	4,061,786

Security	Principal Amount (000’s omitted)	Value

Transportation (continued)
Triborough Bridge and Tunnel Authority, NY, 5.25%, 11/15/34(2)	$38,980	$41,886,349

		$1,002,853,227

Water and Sewer — 4.3%
Detroit, MI, Sewage Disposal System, 5.00%, 7/1/32	$20,295	$18,387,270
Detroit, MI, Sewage Disposal System, 5.25%, 7/1/39	21,500	19,474,915
Detroit, MI, Water Supply System, 5.00%, 7/1/41	1,950	1,699,659
Detroit, MI, Water Supply System, 5.25%, 7/1/41	46,605	42,194,769
Metropolitan Water District of Southern California, 5.00%, 7/1/37(2)	34,800	36,938,460
New York, NY, Municipal Water Finance Authority, (Water and Sewer System), 5.75%, 6/15/40(2)(3)	42,030	46,672,634

		$165,367,707

Total Tax-Exempt Municipal Securities — 114.5% (identified cost $4,345,727,650)		$4,416,542,489

Taxable Municipal Securities — 0.6%

Security	Principal Amount (000’s omitted)	Value

Cogeneration — 0.0%(5)
Northampton County, PA, Industrial Development Authority, (Northampton Generating), 5.00%, 12/31/23(1)	$210	$0

		$0

Electric Utilities — 0.2%
Municipal Electric Authority of Georgia, 6.637%, 4/1/57(10)	$5,765	$5,996,061

		$5,996,061

Insured-Special Tax Revenue — 0.4%
Colony Local Development Corp., TX, Sales Tax Revenue, (BHAC), 4.881%, 10/1/47	$17,420	$16,019,260

		$16,019,260

Total Taxable Municipal Securities — 0.6% (identified cost $24,727,231)		$22,015,321

Total Investments — 115.1% (identified cost $4,370,454,881)		$4,438,557,810

Other Assets, Less Liabilities — (15.1)%		$(581,803,589)

Net Assets — 100.0%		$3,856,754,221

20	See Notes to Financial Statements.

Eaton Vance

National Municipal Income Fund

September 30, 2013

Portfolio of Investments — continued

The percentage shown for each investment category in the Portfolio of Investments is based on net assets.

AGC	–	Assured Guaranty Corp.
AGM	–	Assured Guaranty Municipal Corp.
AMBAC	–	AMBAC Financial Group, Inc.
AMT	–	Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative Minimum Tax.
BHAC	–	Berkshire Hathaway Assurance Corp.
MFMR	–	Multi-Family Mortgage Revenue
NPFG	–	National Public Finance Guaranty Corp.
PSF	–	Permanent School Fund
XLCA	–	XL Capital Assurance, Inc.

At September 30, 2013, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

Texas	22.5%
New York	19.4%
California	18.2%
Florida	10.9%
Others, representing less than 10% individually	44.1%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at September 30, 2013, 23.0% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution or financial guaranty assurance agency ranged from 0.3 to 8.0% of total investments.

(1)	Represents a payment-in-kind security which may pay all or a portion of interest in additional par.

(2)	Security represents the municipal bond held by a trust that issues residual interest bonds (see Note 1I).

(3)	Security (or a portion thereof) has been pledged as collateral for residual interest bond transactions. The aggregate value of such collateral is $85,887,782.

(4)	When-issued security.

(5)	Amount is less than 0.05%.

(6)

Security exempt from registration pursuant to Rule 144A under the Securities Act of 1933. These securities may be sold in certain transactions (normally to qualified institutional buyers) and remain exempt from registration. At September 30, 2013, the aggregate value of these securities is $40,947,732 or 1.1% of the Fund’s net assets.

(7)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.

(8)	Defaulted security. Issuer has defaulted on the payment of interest or has filed for bankruptcy.

(9)	Security is in default and making only partial interest payments.

(10)

Build America Bond. Represents taxable municipal obligation issued pursuant to the America Recovery and Reinvestment Act of 2009 or other legislation providing for the issuance of taxable municipal debt on which the issuer receives federal support.

21	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Statements of Assets and Liabilities

	September 30, 2013
Assets	AMT-Free Fund	National Fund
Investments —
Identified cost	$392,502,551	$4,370,454,881
Unrealized appreciation	19,890,122	68,102,929
Investments, at value	$412,392,673	$4,438,557,810
Cash	$4,521,606	$34,066,802
Restricted cash*	1,000,000	3,000,000
Interest receivable	5,059,464	54,758,809
Receivable for investments sold	880,665	10,661,023
Receivable for Fund shares sold	128,625	14,297,772
Total assets	$423,983,033	$4,555,342,216
Liabilities
Payable for floating rate notes issued	$53,595,000	$617,025,000
Payable for investments purchased	804,481	9,253,121
Payable for when-issued securities	—	42,420,716
Payable for variation margin on open financial futures contracts	3,859	581,783
Payable for Fund shares redeemed	1,101,147	22,583,754
Distributions payable	249,262	2,778,799
Payable to affiliates:
Investment adviser fee	140,211	1,136,842
Distribution and service fees	81,732	1,033,677
Interest expense and fees payable	87,021	1,067,736
Accrued expenses	144,793	706,567
Total liabilities	$56,207,506	$698,587,995
Net Assets	$367,775,527	$3,856,754,221
Sources of Net Assets
Paid-in capital	$485,940,766	$5,080,589,916
Accumulated net realized loss	(138,491,623)	(1,300,647,850)
Accumulated undistributed net investment income	1,538,635	10,956,902
Net unrealized appreciation	18,787,749	65,855,253
Net Assets	$367,775,527	$3,856,754,221
Class A Shares
Net Assets	$224,506,027	$2,134,502,408
Shares Outstanding	25,887,694	232,652,071
Net Asset Value and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$8.67	$9.17
Maximum Offering Price Per Share
(100 ÷ 95.25 of net asset value per share)	$9.10	$9.63
Class B Shares
Net Assets	$2,893,250	$59,244,265
Shares Outstanding	335,816	6,458,026
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$8.62	$9.17
Class C Shares
Net Assets	$40,823,216	$681,071,660
Shares Outstanding	4,733,630	74,234,987
Net Asset Value and Offering Price Per Share**
(net assets ÷ shares of beneficial interest outstanding)	$8.62	$9.17
Class I Shares
Net Assets	$99,553,034	$981,935,888
Shares Outstanding	10,509,452	107,003,602
Net Asset Value, Offering Price and Redemption Price Per Share
(net assets ÷ shares of beneficial interest outstanding)	$9.47	$9.18

On sales of $50,000 or more, the offering price of Class A shares is reduced.

*	Represents restricted cash on deposit at the broker for open financial futures contracts.

**	Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

22	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Statements of Operations

	Year Ended September 30, 2013
Investment Income	AMT-Free Fund	National Fund
Interest	$23,096,883	$262,088,785
Total investment income	$23,096,883	$262,088,785

Expenses
Investment adviser fee	$2,005,847	$15,975,462
Distribution and service fees
Class A	685,478	6,713,598
Class B	40,967	849,293
Class C	496,793	8,951,076
Trustees’ fees and expenses	17,800	68,000
Custodian fee	182,074	695,657
Transfer and dividend disbursing agent fees	149,449	2,055,595
Legal and accounting services	86,732	173,921
Printing and postage	26,585	261,235
Registration fees	88,700	187,028
Interest expense and fees	467,735	5,449,459
Miscellaneous	46,954	310,119
Total expenses	$4,295,114	$41,690,443
Deduct —
Reduction of custodian fee	$2,780	$20,566
Total expense reductions	$2,780	$20,566

Net expenses	$4,292,334	$41,669,877

Net investment income	$18,804,549	$220,418,908

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	$(1,277,963)	$(82,674,512)
Financial futures contracts	3,962,473	27,068,787
Net realized gain (loss)	$2,684,510	$(55,605,725)
Change in unrealized appreciation (depreciation) —
Investments	$(45,679,301)	$(426,198,996)
Financial futures contracts	(921,984)	(6,266,614)
Net change in unrealized appreciation (depreciation)	$(46,601,285)	$(432,465,610)

Net realized and unrealized loss	$(43,916,775)	$(488,071,335)

Net decrease in net assets from operations	$(25,112,226)	$(267,652,427)

23	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Statements of Changes in Net Assets

	AMT-Free Fund
Increase (Decrease) in Net Assets	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
From operations —
Net investment income	$18,804,549	$14,998,386	$23,753,368
Net realized gain (loss) from investment transactions, financial futures contracts and swap contracts	2,684,510	(3,074,263)	(32,534,446)
Net change in unrealized appreciation (depreciation) from investments, financial futures contracts and swap contracts	(46,601,285)	41,371,974	57,135,517
Net increase (decrease) in net assets from operations	$(25,112,226)	$53,296,097	$48,354,439
Distributions to shareholders —
From net investment income
Class A	$(11,586,838)	$(9,761,483)	$(15,483,695)
Class B	(141,200)	(159,199)	(442,545)
Class C	(1,727,840)	(1,230,918)	(1,854,364)
Class I	(5,196,706)	(3,784,410)	(5,281,700)
Total distributions to shareholders	$(18,652,584)	$(14,936,010)	$(23,062,304)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$32,542,930	$33,880,654	$55,633,479
Class B	110,033	336,450	461,154
Class C	7,723,182	6,047,372	5,655,512
Class I	35,873,736	28,626,835	22,704,897
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	10,065,653	8,299,346	11,657,848
Class B	105,774	113,410	276,699
Class C	1,241,793	848,908	1,193,795
Class I	3,618,600	2,657,036	3,252,773
Cost of shares redeemed
Class A	(86,368,611)	(75,808,231)	(135,424,615)
Class B	(869,626)	(873,347)	(2,297,151)
Class C	(13,190,948)	(4,514,089)	(15,750,550)
Class I	(53,834,097)	(16,414,791)	(59,257,421)
Net asset value of shares exchanged
Class A	1,330,566	2,669,709	4,269,162
Class B	(1,330,566)	(2,669,709)	(4,269,162)
Net decrease in net assets from Fund share transactions	$(62,981,581)	$(16,800,447)	$(111,893,580)

Net increase (decrease) in net assets	$(106,746,391)	$21,559,640	$(86,601,445)

Net Assets
At beginning of period	$474,521,918	$452,962,278	$539,563,723
At end of period	$367,775,527	$474,521,918	$452,962,278

Accumulated undistributed net investment income included in net assets
At end of period	$1,538,635	$1,465,933	$1,465,250

24	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Statements of Changes in Net Assets — continued

	National Fund
	Year Ended September 30,
Increase (Decrease) in Net Assets	2013	2012
From operations —
Net investment income	$220,418,908	$230,725,889
Net realized loss from investment transactions and financial futures contracts	(55,605,725)	(68,259,402)
Net change in unrealized appreciation (depreciation) from investments and financial futures contracts	(432,465,610)	483,770,584
Net increase (decrease) in net assets from operations	$(267,652,427)	$646,237,071
Distributions to shareholders —
From net investment income
Class A	$(124,978,397)	$(142,373,836)
Class B	(3,299,435)	(4,767,756)
Class C	(34,910,941)	(39,387,478)
Class I	(56,609,744)	(45,196,462)
Total distributions to shareholders	$(219,798,517)	$(231,725,532)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$319,130,862	$317,496,688
Class B	1,005,784	1,973,451
Class C	72,182,129	107,685,560
Class I	508,215,956	538,748,264
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	102,663,228	110,453,071
Class B	2,639,049	3,612,439
Class C	25,495,575	26,941,458
Class I	48,089,138	36,133,409
Cost of shares redeemed
Class A	(1,013,790,449)	(587,169,042)
Class B	(24,043,341)	(19,698,921)
Class C	(306,962,890)	(167,582,529)
Class I	(592,809,672)	(305,377,746)
Net asset value of shares exchanged
Class A	16,194,292	14,370,975
Class B	(16,194,292)	(14,370,975)
Net increase (decrease) in net assets from Fund share transactions	$(858,184,631)	$63,216,102

Net increase (decrease) in net assets	$(1,345,635,575)	$477,727,641

Net Assets
At beginning of year	$5,202,389,796	$4,724,662,155
At end of year	$3,856,754,221	$5,202,389,796

Accumulated undistributed net investment income included in net assets
At end of year	$10,956,902	$9,561,591

25	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Statements of Cash Flows

	Year Ended September 30, 2013
Cash Flows From Operating Activities	AMT-Free Fund	National Fund
Net decrease in net assets from operations	$(25,112,226)	$(267,652,427)
Adjustments to reconcile net decrease in net assets from operations to net cash provided by operating activities:
Investments purchased	(155,394,286)	(4,117,388,841)
Investments sold	227,163,492	5,102,115,644
Net amortization/accretion of premium (discount)	(2,540,251)	(32,058,222)
Decrease in restricted cash	—	31,150,000
Decrease in interest receivable	967,708	15,957,948
Decrease in receivable for variation margin on open financial futures contracts	27,828	1,375,001
Increase in payable for variation margin on open financial futures contracts	3,859	581,783
Decrease in payable to affiliate for investment adviser fee	(33,293)	(230,369)
Decrease in payable to affiliate for distribution and service fees	(22,978)	(455,860)
Decrease in interest expense and fees payable	(39,576)	(563,183)
Decrease in accrued expenses	(7,650)	(25,895)
Net change in unrealized (appreciation) depreciation from investments	45,679,301	426,198,996
Net realized loss from investments	1,277,963	82,674,512
Net cash provided by operating activities	$91,969,891	$1,241,679,087

Cash Flows From Financing Activities
Proceeds from Fund shares sold	$76,494,693	$900,544,852
Fund shares redeemed	(153,939,349)	(1,930,154,520)
Distributions paid, net of reinvestments	(3,696,790)	(42,166,895)
Proceeds from secured borrowings	7,750,000	236,060,000
Repayment of secured borrowings	(20,505,000)	(352,748,000)
Decrease in demand note payable	—	(19,200,000)
Net cash used in financing activities	$(93,896,446)	$(1,207,664,563)

Net increase (decrease) in cash	$(1,926,555)	$34,014,524

Cash at beginning of period	$6,448,161	$52,278

Cash at end of period	$4,521,606	$34,066,802

Supplemental disclosure of cash flow information:
Noncash financing activities not included herein consist of:
Reinvestment of dividends and distributions	$15,031,820	$178,886,990
Cash paid for interest and fees	507,311	6,012,642

26	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights

	AMT-Free Fund — Class A
	Year Ended September 30, 2013	Nine Months Ended September 30, 2012(1)		Year Ended December 31,
				2011	2010	2009	2008
Net asset value — Beginning of period	$9.600	$8.840		$8.320	$8.800	$7.030	$9.590

Income (Loss) From Operations
Net investment income(2)	$0.400	$0.296		$0.437	$0.436	$0.429	$0.421
Net realized and unrealized gain (loss)	(0.934)	0.758		0.505	(0.487)	1.763	(2.569)

Total income (loss) from operations	$(0.534)	$1.054		$0.942	$(0.051)	$2.192	$(2.148)

Less Distributions
From net investment income	$(0.396)	$(0.294)		$(0.422)	$(0.429)	$(0.422)	$(0.412)

Total distributions	$(0.396)	$(0.294)		$(0.422)	$(0.429)	$(0.422)	$(0.412)

Net asset value — End of period	$8.670	$9.600		$8.840	$8.320	$8.800	$7.030

Total Return(3)	(5.75)%	12.06	%(4)	11.68%	(0.79)%	31.71%	(23.07)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$224,506	$293,544		$299,566	$345,914	$464,221	$454,906
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.83%	0.84	%(5)	0.85%	0.83%	0.84%	0.81%
Interest and fee expense(6)	0.11%	0.11	%(5)	0.12%	0.13%	0.11%	0.32%
Total expenses before custodian fee reduction	0.94%	0.95	%(5)	0.97%	0.96%	0.95%	1.13%
Expenses after custodian fee reduction excluding interest and fees	0.83%	0.84	%(5)	0.85%	0.83%	0.84%	0.80%
Net investment income	4.26%	4.24	%(5)	5.19%	4.90%	5.20%	4.80%
Portfolio Turnover	31%	26	%(4)	20%	15%	46%	73%

(1)	The Fund changed its fiscal year-end from December 31 to September 30.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Annualized.

(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

27	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	AMT-Free Fund — Class B
	Year Ended September 30, 2013	Nine Months Ended September 30, 2012(1)		Year Ended December 31,
				2011	2010	2009	2008
Net asset value — Beginning of period	$9.540	$8.780		$8.270	$8.740	$6.980	$9.530

Income (Loss) From Operations
Net investment income(2)	$0.326	$0.242		$0.372	$0.368	$0.365	$0.353
Net realized and unrealized gain (loss)	(0.922)	0.758		0.495	(0.477)	1.755	(2.562)

Total income (loss) from operations	$(0.596)	$1.000		$0.867	$(0.109)	$2.120	$(2.209)

Less Distributions
From net investment income	$(0.324)	$(0.240)		$(0.357)	$(0.361)	$(0.360)	$(0.341)

Total distributions	$(0.324)	$(0.240)		$(0.357)	$(0.361)	$(0.360)	$(0.341)

Net asset value — End of period	$8.620	$9.540		$8.780	$8.270	$8.740	$6.980

Total Return(3)	(6.42)%	11.50	%(4)	10.76%	(1.43)%	30.80%	(23.75)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,893	$5,236		$7,771	$13,078	$19,252	$21,293
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.58%	1.59	%(5)	1.61%	1.58%	1.59%	1.56%
Interest and fee expense(6)	0.11%	0.11	%(5)	0.12%	0.13%	0.11%	0.32%
Total expenses before custodian fee reduction	1.69%	1.70	%(5)	1.73%	1.71%	1.70%	1.88%
Expenses after custodian fee reduction excluding interest and fees	1.58%	1.59	%(5)	1.61%	1.58%	1.59%	1.55%
Net investment income	3.49%	3.50	%(5)	4.46%	4.16%	4.47%	4.02%
Portfolio Turnover	31%	26	%(4)	20%	15%	46%	73%

(1)	The Fund changed its fiscal year-end from December 31 to September 30.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Annualized.

(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

28	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	AMT-Free Fund — Class C
	Year Ended September 30, 2013	Nine Months Ended September 30, 2012(1)		Year Ended December 31,
				2011	2010	2009	2008
Net asset value — Beginning of period	$9.550	$8.790		$8.280	$8.750	$6.990	$9.540

Income (Loss) From Operations
Net investment income(2)	$0.327	$0.242		$0.371	$0.367	$0.365	$0.352
Net realized and unrealized gain (loss)	(0.933)	0.758		0.496	(0.475)	1.755	(2.561)

Total income (loss) from operations	$(0.606)	$1.000		$0.867	$(0.108)	$2.120	$(2.209)

Less Distributions
From net investment income	$(0.324)	$(0.240)		$(0.357)	$(0.362)	$(0.360)	$(0.341)

Total distributions	$(0.324)	$(0.240)		$(0.357)	$(0.362)	$(0.360)	$(0.341)

Net asset value — End of period	$8.620	$9.550		$8.790	$8.280	$8.750	$6.990

Total Return(3)	(6.51)%	11.49	%(4)	10.76%	(1.42)%	30.76%	(23.73)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$40,823	$50,099		$43,863	$50,369	$56,641	$47,494
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.58%	1.59	%(5)	1.61%	1.57%	1.59%	1.56%
Interest and fee expense(6)	0.11%	0.11	%(5)	0.12%	0.13%	0.11%	0.32%
Total expenses before custodian fee reduction	1.69%	1.70	%(5)	1.73%	1.70%	1.70%	1.88%
Expenses after custodian fee reduction excluding interest and fees	1.58%	1.59	%(5)	1.61%	1.57%	1.59%	1.55%
Net investment income	3.52%	3.48	%(5)	4.42%	4.14%	4.44%	4.06%
Portfolio Turnover	31%	26	%(4)	20%	15%	46%	73%

(1)	The Fund changed its fiscal year-end from December 31 to September 30.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(4)	Not annualized.

(5)	Annualized.

(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

29	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	AMT-Free Fund — Class I
	Year Ended September 30, 2013	Nine Months Ended September 30, 2012(1)		Year Ended December 31,
				2011	2010	2009	2008
Net asset value — Beginning of period	$10.480	$9.660		$9.090	$9.610	$7.670	$10.480

Income (Loss) From Operations
Net investment income(2)	$0.463	$0.341		$0.500	$0.500	$0.491	$0.484
Net realized and unrealized gain (loss)	(1.015)	0.819		0.554	(0.528)	1.932	(2.817)

Total income (loss) from operations	$(0.552)	$1.160		$1.054	$(0.028)	$2.423	$(2.333)

Less Distributions
From net investment income	$(0.458)	$(0.340)		$(0.484)	$(0.492)	$(0.483)	$(0.477)

Total distributions	$(0.458)	$(0.340)		$(0.484)	$(0.492)	$(0.483)	$(0.477)

Net asset value — End of period	$9.470	$10.480		$9.660	$9.090	$9.610	$7.670

Total Return(3)	(5.46)%	12.27	%(4)	11.87%	(0.50)%	31.98%	(22.88)%

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$99,553	$125,642		$101,762	$130,202	$196,069	$123,810
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.58%	0.59	%(5)	0.60%	0.57%	0.59%	0.56%
Interest and fee expense(6)	0.11%	0.11	%(5)	0.12%	0.13%	0.11%	0.32%
Total expenses before custodian fee reduction	0.69%	0.70	%(5)	0.72%	0.70%	0.70%	0.88%
Expenses after custodian fee reduction excluding interest and fees	0.58%	0.59	%(5)	0.60%	0.57%	0.59%	0.55%
Net investment income	4.52%	4.48	%(5)	5.42%	5.14%	5.43%	5.02%
Portfolio Turnover	31%	26	%(4)	20%	15%	46%	73%

(1)	The Fund changed its fiscal year-end from December 31 to September 30.

(2)	Computed using average shares outstanding.

(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(4)	Not annualized.

(5)	Annualized.

(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

30	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	National Fund — Class A
	Year Ended September 30,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$10.200	$9.360	$10.020	$10.040	$9.060

Income (Loss) From Operations
Net investment income(1)	$0.468	$0.477	$0.549	$0.527	$0.527
Net realized and unrealized gain (loss)	(1.032)	0.842	(0.682)	(0.022)	0.984

Total income (loss) from operations	$(0.564)	$1.319	$(0.133)	$0.505	$1.511

Less Distributions
From net investment income	$(0.466)	$(0.479)	$(0.527)	$(0.525)	$(0.531)

Total distributions	$(0.466)	$(0.479)	$(0.527)	$(0.525)	$(0.531)

Net asset value — End of year	$9.170	$10.200	$9.360	$10.020	$10.040

Total Return(2)	(5.77)%	14.42%	(1.00)%	5.36%	17.97%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$2,134,502	$2,975,655	$2,872,630	$3,971,060	$4,811,295
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.66%	0.67%	0.69%	0.67%	0.70%
Interest and fee expense(3)	0.11%	0.11%	0.13%	0.13%	0.23%
Total expenses(4)	0.77%	0.78%	0.82%	0.80%	0.93%
Net investment income	4.67%	4.88%	6.04%	5.45%	6.22%
Portfolio Turnover	74%	59%	18%	20%	46%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%

31	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	National Fund — Class B
	Year Ended September 30,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$10.200	$9.360	$10.020	$10.050	$9.060

Income (Loss) From Operations
Net investment income(1)	$0.392	$0.405	$0.480	$0.455	$0.464
Net realized and unrealized gain (loss)	(1.031)	0.840	(0.681)	(0.029)	0.992

Total income (loss) from operations	$(0.639)	$1.245	$(0.201)	$0.426	$1.456

Less Distributions
From net investment income	$(0.391)	$(0.405)	$(0.459)	$(0.456)	$(0.466)

Total distributions	$(0.391)	$(0.405)	$(0.459)	$(0.456)	$(0.466)

Net asset value — End of year	$9.170	$10.200	$9.360	$10.020	$10.050

Total Return(2)	(6.47)%	13.57%	(1.73)%	4.51%	17.18%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$59,244	$103,613	$122,288	$160,946	$179,657
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.41%	1.42%	1.44%	1.42%	1.45%
Interest and fee expense(3)	0.11%	0.11%	0.13%	0.13%	0.23%
Total expenses(4)	1.52%	1.53%	1.57%	1.55%	1.68%
Net investment income	3.90%	4.15%	5.29%	4.70%	5.48%
Portfolio Turnover	74%	59%	18%	20%	46%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

32	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	National Fund — Class C
	Year Ended September 30,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$10.200	$9.360	$10.020	$10.050	$9.060

Income (Loss) From Operations
Net investment income(1)	$0.392	$0.404	$0.481	$0.455	$0.464
Net realized and unrealized gain (loss)	(1.031)	0.841	(0.682)	(0.029)	0.992

Total income (loss) from operations	$(0.639)	$1.245	$(0.201)	$0.426	$1.456

Less Distributions
From net investment income	$(0.391)	$(0.405)	$(0.459)	$(0.456)	$(0.466)

Total distributions	$(0.391)	$(0.405)	$(0.459)	$(0.456)	$(0.466)

Net asset value — End of year	$9.170	$10.200	$9.360	$10.020	$10.050

Total Return(2)	(6.47)%	13.58%	(1.74)%	4.51%	17.18%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$681,072	$980,799	$932,773	$1,281,278	$1,367,785
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.41%	1.42%	1.44%	1.42%	1.45%
Interest and fee expense(3)	0.11%	0.11%	0.13%	0.13%	0.23%
Total expenses(4)	1.52%	1.53%	1.57%	1.55%	1.68%
Net investment income	3.92%	4.13%	5.29%	4.70%	5.46%
Portfolio Turnover	74%	59%	18%	20%	46%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested and do not reflect the effect of sales charges.

(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

33	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Financial Highlights — continued

	National Fund — Class I
	Year Ended September 30,
	2013	2012	2011	2010	2009
Net asset value — Beginning of year	$10.200	$9.360	$10.020	$10.040	$9.060

Income (Loss) From Operations
Net investment income(1)	$0.492	$0.499	$0.565	$0.552	$0.550
Net realized and unrealized gain (loss)	(1.021)	0.844	(0.675)	(0.024)	0.983

Total income (loss) from operations	$(0.529)	$1.343	$(0.110)	$0.528	$1.533

Less Distributions
From net investment income	$(0.491)	$(0.503)	$(0.550)	$(0.548)	$(0.553)

Total distributions	$(0.491)	$(0.503)	$(0.550)	$(0.548)	$(0.553)

Net asset value — End of year	$9.180	$10.200	$9.360	$10.020	$10.040

Total Return(2)	(5.43)%	14.71%	(0.75)%	5.61%	18.28%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$981,936	$1,142,323	$796,970	$522,370	$217,630
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.41%	0.42%	0.43%	0.42%	0.44%
Interest and fee expense(3)	0.11%	0.11%	0.13%	0.13%	0.23%
Total expenses(4)	0.52%	0.53%	0.56%	0.55%	0.67%
Net investment income	4.93%	5.09%	6.23%	5.70%	6.47%
Portfolio Turnover	74%	59%	18%	20%	46%

(1)	Computed using average shares outstanding.

(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.

(3)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with residual interest bond transactions (see Note 1I).

(4)	Excludes the effect of custody fee credits, if any, of less than 0.005%.

34	See Notes to Financial Statements.

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements

1  Significant Accounting Policies

Eaton Vance AMT-Free Municipal Income Fund (AMT-Free Fund) and Eaton Vance National Municipal Income Fund (National Fund) (each individually referred to as the Fund, and collectively, the Funds) are a diversified series of Eaton Vance Mutual Funds Trust and Eaton Vance Municipals Trust, respectively (collectively, the Trusts). The Trusts are Massachusetts business trusts registered under the Investment Company Act of 1940, as amended (the 1940 Act), as open-end management investment companies. The Funds’ investment objective is to provide current income exempt from regular federal income tax. The Funds offer four classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class I shares are sold at net asset value and are not subject to a sales charge. Class B shares of each Fund automatically convert to Class A shares eight years after their purchase as described in each Fund’s prospectus. Beginning January 1, 2012, Class B shares are only available for purchase upon exchange from another Eaton Vance fund or through reinvestment of distributions. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A  Investment Valuation — The following methodologies are used to determine the market value or fair value of investments.

Debt Obligations. Debt obligations (including short-term obligations with a remaining maturity of more than sixty days) are generally valued on the basis of valuations provided by third party pricing services, as derived from such services’ pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Short-term obligations purchased with a remaining maturity of sixty days or less are generally valued at amortized cost, which approximates market value.

Derivatives. Financial futures contracts are valued at the closing settlement price established by the board of trade or exchange on which they are traded.

Fair Valuation. Investments for which valuations or market quotations are not readily available or are deemed unreliable are valued at fair value using methods determined in good faith by or at the direction of the Trustees of a Fund in a manner that fairly reflects the security’s value, or the amount that the Fund might reasonably expect to receive for the security upon its current sale in the ordinary course. Each such determination is based on a consideration of relevant factors, which are likely to vary from one pricing context to another. These factors may include, but are not limited to, the type of security, the existence of any contractual restrictions on the security’s disposition, the price and extent of public trading in similar securities of the issuer or of comparable entities, quotations or relevant information obtained from broker/dealers or other market participants, information obtained from the issuer, analysts, and/or the appropriate stock exchange (for exchange-traded securities), an analysis of the entity’s financial condition, and an evaluation of the forces that influence the issuer and the market(s) in which the security is purchased and sold.

B  Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C  Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in non-taxable municipal securities, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. For National Fund, the portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At September 30, 2013, the Funds, for federal income tax purposes, had capital loss carryforwards and deferred capital losses which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders, which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The deferred capital losses are treated as arising on the first day of the Funds’ next taxable year and are treated as realized prior to

35

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

the utilization of capital loss carryforward. The amounts and expiration dates of the capital loss carryforwards and the amounts of the deferred capital losses are as follows:

Expiration Date	AMT-Free Fund	National Fund

September 30, 2014	$—	$390,519
September 30, 2015	12,777,842	1,392,026
September 30, 2016	23,678,685	52,850,319
September 30, 2017	55,876,213	9,883,906
September 30, 2018	10,549,691	792,861,604
September 30, 2019	—	56,374,590

Total capital loss carryforward	$102,882,431	$913,752,964

Deferred capital losses	$36,783,186	$421,618,896

As of September 30, 2013, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each Fund files a U.S. federal income tax return annually after its fiscal year-end, which is subject to examination by the Internal Revenue Service for a period of three years from the date of filing.

D  Expenses — The majority of expenses of the Trusts are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E  Expense Reduction — State Street Bank and Trust Company (SSBT) serves as custodian of the Funds. Pursuant to the custodian agreement, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F  Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G  Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H  Indemnifications — Under each Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds. Under Massachusetts law, if certain conditions prevail, shareholders of a Massachusetts business trust (such as a Trust) could be deemed to have personal liability for the obligations of the Trust. However, each Trust’s Declaration of Trust contains an express disclaimer of liability on the part of Fund shareholders and the By-laws provide that the Trust shall assume the defense on behalf of any Fund shareholders. Moreover, the By-laws also provide for indemnification out of Fund property of any shareholder held personally liable solely by reason of being or having been a shareholder for all loss or expense arising from such liability. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I  Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in residual interest bonds, also referred to as inverse floating rate securities, whereby a Fund may sell a variable or fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker. The broker deposits a bond into the SPV with the same CUSIP number as the bond sold to the broker by the Fund, and which may have been, but is not required to be, the bond purchased from the Fund (the Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The residual interest bond held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to generally tender their notes at par, and (2) to have the broker transfer the Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would generally pay the broker the par amount due on the Floating Rate Notes and exchange the residual interest bond for the underlying Bond. Pursuant to generally accepted accounting principles for transfers and servicing of financial assets and extinguishment of liabilities, the Funds account for the transaction described above as a secured borrowing by including the Bond in their Portfolio of Investments and the Floating Rate Notes as a liability under the caption “Payable for floating rate notes issued” in their Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Accordingly, the fair value of the payable for floating rate notes issued approximates its carrying value. If measured at fair value, the payable for floating rate notes would have been considered as Level 2 in the fair value

36

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

hierarchy (see Note 11) at September 30, 2013. Interest expense related to the Funds’ liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying Bond, bankruptcy of or payment failure by the issuer of the underlying Bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At September 30, 2013, the amounts of the Funds’ Floating Rate Notes and related interest rates and collateral were as follows:

	AMT-Free Fund	National Fund

Floating Rate Notes Outstanding	$53,595,000	$617,025,000
Interest Rate or Range of Interest Rates (%)	0.07 - 0.09	0.07 - 0.32
Collateral for Floating Rate Notes Outstanding	$80,975,112	$893,415,999

For the year ended September 30, 2013, the Funds’ average Floating Rate Notes outstanding and the average interest rate including fees were as follows:

	AMT-Free Fund	National Fund

Average Floating Rate Notes Outstanding	$66,634,877	$748,421,482
Average Interest Rate	0.70%	0.73%

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of September 30, 2013.

The Funds may also purchase residual interest bonds from brokers in a secondary market transaction without first owning the underlying bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to residual interest bonds purchased in a secondary market transaction are disclosed in the Portfolio of Investments.

The Funds’ investment policies and restrictions expressly permit investments in residual interest bonds. Such bonds typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of residual interest bonds are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money except as permitted by the 1940 Act. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statement of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Residual interest bonds held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J  Financial Futures Contracts — Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities, an amount equal to a certain percentage of the contract amount (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. Futures contracts have minimal counterparty risk as they are exchange traded and the clearinghouse for the exchange is substituted as the counterparty, guaranteeing counterparty performance.

K  When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

L  Statement of Cash Flows — The cash amount shown in the Statement of Cash Flows of a Fund is the amount included in the Fund’s Statement of Assets and Liabilities and represents the unrestricted cash on hand at its custodian and does not include any short-term investments.

37

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

2  Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards) are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital. For tax purposes, distributions from short-term capital gains are considered to be from ordinary income.

The tax character of distributions declared for the year ended September 30, 2013, the nine months ended September 30, 2012 and the year ended December 31, 2011 for AMT-Free Fund was as follows:

	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Distributions declared from:
Tax-exempt income	$18,624,250	$14,879,965	$23,022,757
Ordinary income	$28,334	$56,045	$39,547

The tax character of distributions declared for the years ended September 30, 2013 and September 30, 2012 for National Fund was as follows:

	Year Ended September 30,
	2013	2012

Distributions declared from:
Tax-exempt income	$211,242,408	$225,587,022
Ordinary income	$8,556,109	$6,138,510

During the year ended September 30, 2013, the following amounts were reclassified due to expired capital loss carryfowards and differences between book and tax accounting, primarily for defaulted bond interest, expenditures on defaulted bonds and accretion of market discount.

	AMT-Free Fund	National Fund

Change in:
Paid-in capital	$(1,429,405)	$(2,604,551)
Accumulated net realized loss	$1,508,668	$1,829,631
Accumulated undistributed net investment income	$(79,263)	$774,920

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of September 30, 2013, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

	AMT-Free Fund	National Fund

Undistributed tax-exempt income	$1,787,897	$13,798,694
Capital loss carryforward and deferred capital losses	$(139,665,617)	$(1,335,371,860)
Net unrealized appreciation	$19,961,743	$100,516,270
Other temporary differences	$(249,262)	$(2,778,799)

38

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to wash sales, futures contracts, residual interest bonds, accretion of market discount, expenditures on defaulted bonds, defaulted bond interest and the timing of recognizing distributions to shareholders.

3  Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Eaton Vance Management (EVM) for AMT-Free Fund and Boston Management and Research (BMR), a subsidiary of EVM, for National Fund as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

Daily Net Assets	Annual Asset Rate	Daily Income Rate

Up to $500 million	0.300%	3.00%
$500 million up to $1billion	0.275	2.75
$1 billion up to $1.5 billion	0.250	2.50
$1.5 billion up to $2 billion	0.225	2.25
$2 billion up to $3 billion	0.200	2.00
$3 billion and over	0.175	1.75

For the year ended September 30, 2013, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	AMT-Free Fund	National Fund

Investment Adviser Fee	$2,005,847	$15,975,462
Effective Annual Rate	0.45%	0.33%

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended September 30, 2013 were as follows:

	AMT-Free Fund	National Fund

EVM’s Sub-Transfer Agent Fees	$5,637	$67,205
EVD’s Class A Sales Charges	$31,454	$374,768

Trustees and officers of the Funds who are members of EVM’s or BMR’s organizations receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment advisers may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended September 30, 2013, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4  Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class A Plan, each Fund pays EVD a distribution and service fee of 0.25% per annum of its average daily net assets attributable to Class A shares for distribution

39

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. Distribution and service fees paid or accrued to EVD for the year ended September 30, 2013 for Class A shares amounted to the following:

	AMT-Free Fund	National Fund

Class A Distribution and Service Fees	$685,478	$6,713,598

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. Pursuant to the Class B and Class C Plans, each Fund pays EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. For the year ended September 30, 2013, the Funds paid or accrued to EVD the following distribution fees:

	AMT-Free Fund	National Fund

Class B Distribution Fees	$30,725	$636,970
Class C Distribution Fees	$372,595	$6,713,307

Pursuant to the Class B and Class C Plans, each Fund also makes payments of service fees to EVD, financial intermediaries and other persons in amounts equal to 0.25% per annum of the average daily net assets attributable to that class. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the sales commissions and distribution fees payable to EVD. Service fees paid or accrued for the year ended September 30, 2013 amounted to the following:

	AMT-Free Fund	National Fund

Class B Service Fees	$10,242	$212,323
Class C Service Fees	$124,198	$2,237,769

5  Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. For the year ended September 30, 2013, the Funds were informed that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

	AMT-Free Fund	National Fund

Class A	$14,000	$531,000
Class B	$4,000	$124,000
Class C	$4,000	$88,000

40

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

6  Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended September 30, 2013 were as follows:

	AMT-Free Fund	National Fund

Purchases	$150,793,273	$4,039,738,748
Sales	$222,460,677	$5,028,870,467

7  Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

AMT-Free Fund
Class A	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Sales	3,405,698	3,629,796	6,686,640
Issued to shareholders electing to receive payments of distributions in Fund shares	1,082,007	887,574	1,380,238
Redemptions	(9,322,342)	(8,112,300)	(16,233,014)
Exchange from Class B shares	140,237	288,058	503,584

Net decrease	(4,694,400)	(3,306,872)	(7,662,552)

Class B	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Sales	11,525	36,623	54,142
Issued to shareholders electing to receive payments of distributions in Fund shares	11,397	12,216	33,023
Redemptions	(95,114)	(94,870)	(276,880)
Exchange to Class A shares	(141,123)	(289,671)	(506,469)

Net decrease	(213,315)	(335,702)	(696,184)

Class C	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Sales	809,123	654,771	667,393
Issued to shareholders electing to receive payments of distributions in Fund shares	134,585	91,222	142,188
Redemptions	(1,458,729)	(487,033)	(1,903,690)

Net increase (decrease)	(515,021)	258,960	(1,094,109)

Class I	Year Ended September 30, 2013	Nine Months Ended September 30, 2012	Year Ended December 31, 2011

Sales	3,433,940	2,797,000	2,470,334
Issued to shareholders electing to receive payments of distributions in Fund shares	356,856	259,889	352,435
Redemptions	(5,265,927)	(1,611,882)	(6,601,329)

Net increase (decrease)	(1,475,131)	1,445,007	(3,778,560)

41

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

National Fund
	Year Ended September 30,
Class A	2013	2012

Sales	32,042,158	32,466,746
Issued to shareholders electing to receive payments of distributions in Fund shares	10,357,719	11,281,344
Redemptions	(103,145,637)	(60,345,084)
Exchange from Class B shares	1,619,016	1,455,731

Net decrease	(59,126,744)	(15,141,263)

	Year Ended September 30,
Class B	2013	2012

Sales	100,073	207,352
Issued to shareholders electing to receive payments of distributions in Fund shares	265,665	369,639
Redemptions	(2,449,635)	(2,027,550)
Exchange to Class A shares	(1,618,985)	(1,455,864)

Net decrease	(3,702,882)	(2,906,423)

	Year Ended September 30,
Class C	2013	2012

Sales	7,152,788	10,979,045
Issued to shareholders electing to receive payments of distributions in Fund shares	2,573,627	2,752,860
Redemptions	(31,665,464)	(17,219,521)

Net decrease	(21,939,049)	(3,487,616)

	Year Ended September 30,
Class I	2013	2012

Sales	50,855,583	54,466,388
Issued to shareholders electing to receive payments of distributions in Fund shares	4,860,784	3,682,402
Redemptions	(60,698,403)	(31,293,652)

Net increase (decrease)	(4,982,036)	26,855,138

42

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

8  Federal Income Tax Basis of Investments

The cost and unrealized appreciation (depreciation) of investments of each Fund at September 30, 2013, as determined on a federal income tax basis, were as follows:

	AMT-Free Fund	National Fund

Aggregate cost	$338,835,930	$3,721,016,540
Gross unrealized appreciation	$29,803,038	$303,808,800
Gross unrealized depreciation	(9,841,295)	(203,292,530)

Net unrealized appreciation	$19,961,743	$100,516,270

9  Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $750 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.08% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. Because the line of credit is not available exclusively to the Funds, a Fund may be unable to borrow some or all of its requested amounts at any particular time. The Funds did not have any significant borrowings or allocated fees during the year ended September 30, 2013.

10  Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at September 30, 2013 is as follows:

Futures Contracts
Fund	Expiration Month/Year	Contracts	Position	Aggregate Cost	Value	Net Unrealized Depreciation

AMT-Free	12/13	325 U.S. 10-Year Treasury Note	Short	$(40,266,397)	$(41,076,953)	$(810,556)
	12/13	182 U.S. Long Treasury Bond	Short	(23,982,433)	(24,274,250)	(291,817)
National	12/13	3,000 U.S. Long Treasury Bond	Short	$(397,877,324)	$(400,125,000)	$(2,247,676)

At September 30, 2013, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

Each Fund is subject to interest rate risk in the normal course of pursuing its investment objective. Because the Funds hold fixed-rate bonds, the value of these bonds may decrease if interest rates rise. The Funds purchase and sell U.S. Treasury futures contracts to hedge against changes in interest rates.

43

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

The fair value of open derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) and whose primary underlying risk exposure is interest rate risk at September 30, 2013 were as follows:

	AMT-Free Fund		National Fund

Liability Derivative:
Futures Contracts	$(1,102,373	)(1)	$(2,247,676	)(1)

Total	$(1,102,373)		$(2,247,676)

(1)

Amount represents cumulative unrealized depreciation on futures contracts in the Futures Contracts table above. Only the current day’s variation margin on open futures contracts is reported within the Statement of Assets and Liabilities as Receivable or Payable for variation margin, as applicable.

The effect of derivative instruments (not considered to be hedging instruments for accounting disclosure purposes) on the Statement of Operations and whose primary underlying risk exposure is interest rate risk for the year ended September 30, 2013 was as follows:

	AMT-Free Fund		National Fund

Realized Gain (Loss) on Derivatives Recognized in Income	$3,962,473	(1)	$27,068,787	(1)
Change in Unrealized Appreciation (Depreciation) on Derivatives Recognized in Income	$(921,984	)(2)	$(6,266,614	)(2)

(1)	Statement of Operations location: Net realized gain (loss) – Financial futures contracts.

(2)	Statement of Operations location: Change in unrealized appreciation (depreciation) – Financial futures contracts.

The average notional amounts of futures contracts outstanding during the year ended September 30, 2013, which are indicative of the volume of this derivative type, were approximately as follows:

	AMT-Free Fund	National Fund

Average Notional Amount:
Futures Contracts	$50,700,000	$530,769,000

11  Fair Value Measurements

Under generally accepted accounting principles for fair value measurements, a three-tier hierarchy to prioritize the assumptions, referred to as inputs, is used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

•	Level 1 – quoted prices in active markets for identical investments

•	Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

In cases where the inputs used to measure fair value fall in different levels of the fair value hierarchy, the level disclosed is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

44

Eaton Vance

Municipal Income Funds

September 30, 2013

Notes to Financial Statements — continued

At September 30, 2013, the hierarchy of inputs used in valuing the Funds’ investments and open derivative instruments, which are carried at value, were as follows:

AMT-Free Fund
Asset Description	Level 1	Level 2	Level 3	Total

Tax-Exempt Investments	$—	$412,392,673	$—	$412,392,673

Total Investments	$—	$412,392,673	$—	$412,392,673

Liability Description
Futures Contracts	$(1,102,373)	$—	$—	$(1,102,373)

Total	$(1,102,373)	$—	$—	$(1,102,373)

National Fund
Asset Description	Level 1	Level 2	Level 3	Total

Tax-Exempt Municipal Securities	$—	$4,416,542,489	$—	$4,416,542,489
Taxable Municipal Securities	—	22,015,321	—	22,015,321

Total Investments	$—	$4,438,557,810	$—	$4,438,557,810

Liability Description
Futures Contracts	$(2,247,676)	$—	$—	$(2,247,676)

Total	$(2,247,676)	$—	$—	$(2,247,676)

The Funds held no investments or other financial instruments as of September 30, 2012 whose fair value was determined using Level 3 inputs. At September 30, 2013, there were no investments transferred between Level 1 and Level 2 during the year then ended.

45

Eaton Vance

Municipal Income Funds

September 30, 2013

Report of Independent Registered Public Accounting Firm

To the Trustees of Eaton Vance Mutual Funds Trust and Shareholders of Eaton Vance AMT-Free Municipal Income Fund:

We have audited the accompanying statement of assets and liabilities of Eaton Vance AMT-Free Municipal Income Fund (the “Fund”) (one of the funds constituting Eaton Vance Mutual Funds Trust), including the portfolio of investments, as of September 30, 2013, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for the year then ended, for the nine month period ended September 30, 2012, and for the year ended December 31, 2011, and the financial highlights for the year then ended, for the nine month period ended September 30, 2012, and for each of the four years in the period ended December 31, 2011. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2013, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance AMT-Free Municipal Income Fund as of September 30, 2013, the results of its operations and its cash flows for the year then ended, the changes in its net assets for the year then ended, for the nine month period ended September 30, 2012, and for the year ended December 31, 2011, and the financial highlights for the year then ended, for the nine month period ended September 30, 2012, and for each of the four years in the period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 18, 2013

46

Eaton Vance

Municipal Income Funds

September 30, 2013

Report of Independent Registered Public Accounting Firm

To the Trustees of Eaton Vance Municipals Trust and Shareholders of Eaton Vance National Municipal Income Fund:

We have audited the accompanying statement of assets and liabilities of Eaton Vance National Municipal Income Fund (the “Fund”) (one of the funds constituting Eaton Vance Municipals Trust), including the portfolio of investments, as of September 30, 2013, and the related statements of operations and cash flows for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of September 30, 2013, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Eaton Vance National Municipal Income Fund as of September 30, 2013, the results of its operations and its cash flows for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Boston, Massachusetts

November 18, 2013

47

Eaton Vance

Municipal Income Funds

September 30, 2013

Federal Tax Information (Unaudited)

The Form 1099-DIV you receive in January 2014 will show the tax status of all distributions paid to your account in calendar year 2013. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in the Funds. As required by the Internal Revenue Code and/or regulations, shareholders must be notified regarding exempt-interest dividends.

Exempt-Interest Dividends.  The Funds designate the following percentages of distributions as exempt-interest dividends:

AMT-Free Municipal Income Fund	98.85%
National Municipal Income Fund	96.11%

48

Eaton Vance

Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuation is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 23, 2013, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board, which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished by each adviser to the Eaton Vance Funds (including information specifically requested by the Board) for a series of meetings of the Contract Review Committee held between February and April 2013, as well as information considered during prior meetings of the committee. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

•	An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

•	An independent report comparing each fund’s total expense ratio and its components to comparable funds;

•

An independent report comparing the investment performance of each fund (including, where relevant, yield data, Sharpe ratios and information ratios) to the investment performance of comparable funds over various time periods;

•	Data regarding investment performance in comparison to benchmark indices and customized peer groups, in each case as approved by the Board with respect to the funds;

•

For each fund, comparative information concerning the fees charged and the services provided by each adviser in managing other accounts (including mutual funds, other collective investment funds and institutional accounts) using investment strategies and techniques similar to those used in managing such fund;

•	Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management and Trading

•	Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

•

Information about the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through client commission arrangements and the fund’s policies with respect to “soft dollar” arrangements;

•	Data relating to portfolio turnover rates of each fund;

•	The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

•	Information about each adviser’s processes for monitoring best execution of portfolio transactions, and other policies and practices of each adviser with respect to trading;

Information about each Adviser

•	Reports detailing the financial results and condition of each adviser;

•

Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

•	Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

•	Copies of or descriptions of each adviser’s policies and procedures relating to proxy voting, the handling of corporate actions and class actions;

•

Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

•	Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

•

A description of Eaton Vance Management’s procedures for overseeing third party advisers and sub-advisers, including with respect to regulatory and compliance issues, investment management and other matters;

49

Eaton Vance

Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval — continued

Other Relevant Information

•	Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

•	Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

•	The terms of each advisory agreement.

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2013, with respect to one or more funds, the Board met eight times and the Contract Review Committee, the Audit Committee, the Governance Committee, the Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee, each of which is a Committee comprised solely of Independent Trustees, met eight, twenty-one, five, nine and thirteen times respectively. At such meetings, the Trustees participated in investment and performance reviews with the portfolio managers and other investment professionals of each adviser relating to each fund. The Board and its Committees considered the investment and trading strategies used in pursuing each fund’s investment objective, including, where relevant, the use of derivative instruments, as well as processes for monitoring best execution of portfolio transactions risk management techniques. The Board and its Committees also evaluated issues pertaining to industry and regulatory developments, compliance procedures, fund governance and other issues with respect to the funds, and received and participated in reports and presentations provided by Eaton Vance Management and other fund advisers with respect to such matters.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuation of the investment advisory agreements of the following funds:

•	Eaton Vance AMT-Free Municipal Income Fund

•	Eaton Vance National Municipal Income Fund

(the “Funds”), each with Eaton Vance Management or an affiliate (the “Adviser”), including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to each agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for each Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreements of the Funds, the Board evaluated the nature, extent and quality of services provided to the Funds by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by each Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Funds. In particular, the Board considered, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal obligations. The Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation methods of the Adviser to recruit and retain investment personnel, and the time and attention devoted to each Fund by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests in recent years from regulatory authorities such as the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

50

Eaton Vance

Municipal Income Funds

September 30, 2013

Board of Trustees’ Contract Approval — continued

The Board considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the investment advisory agreements.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices and, where relevant, a customized peer group of similarly managed funds approved by the Board, and assessed each Fund’s performance on the basis of total return and current income return. The Board’s review included comparative performance data for the one-, three-, five- and ten-year periods ended September 30, 2012 for each Fund. The Board considered the impact of extraordinary market conditions in recent years on each Fund’s performance in light of, among other things, the Adviser’s efforts to generate competitive levels of tax exempt current income over time through investments that, relative to its peer universe, focus on higher quality municipal bonds with longer maturities. The Board noted that the Adviser had taken action to restructure each Fund’s portfolio as part of a long-term strategy for managing interest rate risk, consistent with each Fund’s objective of providing current income. The Board concluded that each Fund’s performance had been satisfactory on the basis of current income return, and that it was appropriate to continue to monitor the effectiveness of the actions taken by the Adviser to improve Fund performance on the basis of total return, which the Board noted had improved for periods ended as of December 31, 2012.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates payable by each Fund (referred to as “management fees”). As part of its review, the Board considered the management fees and each Fund’s total expense ratio for the year ended September 30, 2012, as compared to a group of similarly managed funds selected by an independent data provider. The Board also considered factors that had an impact on Fund expense ratios, as identified by management in response to inquiries from the Contract Review Committee, as well as actions taken by management in recent years to reduce expenses at the Eaton Vance fund complex level, including the negotiation of reduced fees for transfer agency and custody services.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded that the management fees charged for advisory and related services are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationships with the Funds, including the benefits of research services that may be available to the Adviser as a result of securities transactions effected for the Funds and other investment advisory clients.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and each Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of each Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of each Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that each Fund currently shares in the benefits from economies of scale. The Board also concluded that, assuming reasonably foreseeable increases in the assets of each Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, will allow each Fund to continue to benefit from economies of scale in the future.

51

Eaton Vance

Municipal Income Funds

September 30, 2013

Management and Organization

Fund Management.  The Trustees of Eaton Vance Municipals Trust (MT) and Eaton Vance Mutual Funds Trust (MFT) (collectively, the Trusts) are responsible for the overall management and supervision of the Trusts’ affairs. The Trustees and officers of the Trusts are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trusts hold indefinite terms of office. The “Noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trusts, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Funds’ principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below. Each Trustee oversees 190 portfolios in the Eaton Vance Complex (including all master and feeder funds in a master feeder structure). Each officer serves as an officer of certain other Eaton Vance funds. Each Trustee and officer serves until his or her successor is elected.

Name and Year of Birth	Position(s) with the Trusts	Length of Service	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Interested Trustee

Thomas E. Faust Jr. 1958	Trustee	Since 2007

Chairman, Chief Executive Officer and President of EVC, Director and President of EV, Chief Executive Officer and President of EVM and BMR, and Director of EVD. Trustee and/or officer of 190 registered investment companies. Mr. Faust is an interested person because of his positions with EVM, BMR, EVD, EVC and EV, which are affiliates of the Trusts.

Directorships in the Last Five Years.(1) Director of EVC and Hexavest Inc.

Noninterested Trustees

Scott E. Eston 1956	Trustee	Since 2011

Private investor. Formerly held various positions at Grantham, Mayo, Van Otterloo and Co., L.L.C. (investment management firm) (1997-2009), including Chief Operating Officer (2002-2009), Chief Financial Officer (1997-2009) and Chairman of the Executive Committee (2002-2008); President and Principal Executive Officer, GMO Trust (open-end registered investment company) (2006-2009). Former Partner, Coopers and Lybrand L.L.P. (now PricewaterhouseCoopers) (public accounting firm) (1987-1997).

Directorships in the Last Five Years. None.

Benjamin C. Esty 1963	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration and Finance Unit Head, Harvard University Graduate School of Business Administration. Directorships in the Last Five Years.(1) None.

Allen R. Freedman 1940	Trustee	Since 2007

Private Investor. Former Chairman (2002-2004) and a Director (1983-2004) of Systems & Computer Technology Corp. (provider of software to higher education). Formerly, a Director of Loring Ward International (fund distributor) (2005-2007). Former Chairman and a Director of Indus International, Inc. (provider of enterprise management software to the power generating industry) (2005-2007). Former Chief Executive Officer of Assurant, Inc. (insurance provider) (1979-2000).

Directorships in the Last Five Years.(1) Director of Stonemor Partners, L.P. (owner and operator of cemeteries). Formerly, Director of Assurant, Inc. (insurance provider) (1979-2011).

William H. Park 1947	Trustee	Since 2003

Consultant and private investor. Formerly, Chief Financial Officer, Aveon Group L.P. (investment management firm) (2010-2011). Formerly, Vice Chairman, Commercial Industrial Finance Corp. (specialty finance company) (2006-2010). Formerly, President and Chief Executive Officer, Prizm Capital Management, LLC (investment management firm) (2002-2005). Formerly, Executive Vice President and Chief Financial Officer, United Asset Management Corporation (investment management firm) (1982-2001). Formerly, Senior Manager, Price Waterhouse (now PricewaterhouseCoopers) (an independent registered public accounting firm) (1972-1981).

Directorships in the Last Five Years.(1) None.

Ronald A. Pearlman 1940	Trustee	Since 2003

Professor of Law, Georgetown University Law Center. Formerly, Deputy Assistant Secretary (Tax Policy) and Assistant Secretary (Tax Policy), U.S. Department of the Treasury (1983-1985). Formerly, Chief of Staff, Joint Committee on Taxation, U.S. Congress (1988-1990).

Directorships in the Last Five Years.(1) None.

52

Eaton Vance

Municipal Income Funds

September 30, 2013

Management and Organization — continued

Name and Year of Birth	Position(s) with the Trusts	Length of Service	Principal Occupation(s) and Directorships During Past Five Years and Other Relevant Experience
Noninterested Trustees (continued)

Helen Frame Peters 1948	Trustee	Since 2008

Professor of Finance, Carroll School of Management, Boston College. Formerly, Dean, Carroll School of Management, Boston College (2000-2002). Formerly, Chief Investment Officer, Fixed Income, Scudder Kemper Investments (investment management firm) (1998-1999). Formerly, Chief Investment Officer, Equity and Fixed Income, Colonial Management Associates (investment management firm) (1991-1998).

Directorships in the Last Five Years.(1) Formerly, Director of BJ’s Wholesale Club, Inc. (wholesale club retailer) (2004-2011). Formerly, Trustee of SPDR Index Shares Funds and SPDR Series Trust (exchange traded funds) (2000-2009). Formerly, Director of Federal Home Loan Bank of Boston (a bank for banks) (2007-2009).

Lynn A. Stout 1957	Trustee	Since 1998

Distinguished Professor of Corporate and Business Law, Jack G. Clarke Business Law Institute, Cornell University Law School. Formerly, the Paul Hastings Professor of Corporate and Securities Law (2006-2012) and Professor of Law (2001-2006), University of California at Los Angeles School of Law.

Directorships in the Last Five Years.(1) None.

Harriett Tee Taggart 1948	Trustee	Since 2011

Managing Director, Taggart Associates (a professional practice firm). Formerly, Partner and Senior Vice President, Wellington Management Company, LLP (investment management firm) (1983-2006).

Directorships in the Last Five Years. Director of Albemarle Corporation (chemicals manufacturer) (since 2007) and The Hanover Group (specialty property and casualty insurance company) (since 2009). Formerly, Director of Lubrizol Corporation (specialty chemicals) (2007-2011).

Ralph F. Verni 1943	Chairman of the Board and Trustee	Chairman of the Board since 2007 and Trustee since 2005

Consultant and private investor. Formerly, Chief Investment Officer (1982-1992), Chief Financial Officer (1988-1990) and Director (1982-1992), New England Life. Formerly, Chairperson, New England Mutual Funds (1982-1992). Formerly, President and Chief Executive Officer, State Street Management & Research (1992-2000). Formerly, Chairperson, State Street Research Mutual Funds (1992-2000). Formerly, Director, W.P. Carey, LLC (1998-2004) and First Pioneer Farm Credit Corp. (2002-2006).

Directorships in the Last Five Years.(1) None.

Principal Officers who are not Trustees
Name and Year of Birth	Position(s) with the Trusts	Length of Service	Principal Occupation(s) During Past Five Years

Thomas M. Metzold 1958	President of MT	Since 2010	Vice President of EVM and BMR.

Payson F. Swaffield(2) 1956	President of MFT	Since 2013	Vice President and Chief Income Investment Officer of EVM and BMR.

Maureen A. Gemma 1960	Vice President, Secretary and Chief Legal Officer	Vice President since 2011, Secretary since 2007 and Chief Legal Officer since 2008	Vice President of EVM and BMR.

James F. Kirchner(3) 1967	Treasurer	Since 2005	Vice President of EVM and BMR.

Paul M. O’Neil 1953	Chief Compliance Officer	Since 2004	Vice President of EVM and BMR.

(1)

During their respective tenures, the Trustees (except Mr. Eston and Ms. Taggart) also served as Board members of one or more of the following Eaton Vance funds (which operated in the years noted): Eaton Vance Credit Opportunities Fund (launched in 2005 and terminated in 2010); Eaton Vance Insured Florida Plus Municipal Bond Fund (launched in 2002 and terminated in 2009); and Eaton Vance National Municipal Income Trust (launched in 1998 and terminated in 2009).

(2)	Prior to October 1, 2013, Mr. Swaffield was Vice President of MFT since 2011.

(3)	Prior to 2013, Mr. Kirchner served as Assistant Treasurer of the Trusts since 2007.

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

53

Eaton Vance Funds

IMPORTANT NOTICES

Privacy.  The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

•

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.

•

None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker-dealers.

•	Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.

•

We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Privacy Policy periodically for changes by accessing the link on our homepage: www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Eaton Vance Distributors, Inc., Eaton Vance Trust Company, Eaton Vance Management’s Real Estate Investment Group and Boston Management and Research. In addition, our Privacy Policy applies only to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial advisor/broker-dealer, it is likely that only such advisor’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures. For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents.  The Securities and Exchange Commission (SEC) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders. Eaton Vance, or your financial advisor, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial advisor, otherwise. If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial advisor. Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial advisor.

Portfolio Holdings.  Each Eaton Vance Fund and its underlying Portfolio(s) (if applicable) will file a schedule of portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website at www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting.  From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12-month period ended June 30, without charge, upon request, by calling 1-800-262-1122 and by accessing the SEC’s website at www.sec.gov.

54

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Investment Advisers

AMT-Free Municipal Income Fund

Eaton Vance Management

Two International Place

Boston, MA 02110

National Municipal Income Fund

Boston Management and Research

Two International Place

Boston, MA 02110

Administrator

Eaton Vance Management

Two International Place

Boston, MA 02110

Principal Underwriter*

Eaton Vance Distributors, Inc.

Two International Place

Boston, MA 02110

(617) 482-8260

Custodian

State Street Bank and Trust Company

200 Clarendon Street

Boston, MA 02116

Transfer Agent

BNY Mellon Investment Servicing (US) Inc.

Attn: Eaton Vance Funds

P.O. Box 9653

Providence, RI 02940-9653

(800) 262-1122

Independent Registered Public Accounting Firm

Deloitte & Touche LLP

200 Berkeley Street

Boston, MA 02116-5022

Fund Offices

Two International Place

Boston, MA 02110

*

FINRA BrokerCheck.  Investors may check the background of their Investment Professional by contacting the Financial Industry Regulatory Authority (FINRA). FINRA BrokerCheck is a free tool to help investors check the professional background of current and former FINRA-registered securities firms and brokers. FINRA BrokerCheck is available by calling 1-800-289-9999 and at www.FINRA.org. The FINRA BrokerCheck brochure describing this program is available to investors at www.FINRA.org.

448-11/13	HMSRC